UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Preliminary proxy statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
[ ]	Definitive additional materials
[ ]	Soliciting material pursuant to 240.14a-12

Benihana Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than registrant)

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BENIHANA INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:30 a.m. on Friday, November 2, 2007
Place:	Marriott Doral Golf Resort and Spa
4400 NW 87th Avenue Miami, Florida 33178
Purpose:	1.(For the holders of Benihana Inc. Common Stock) To elect two members of the Board of Directors for a three-year term.
2.(For holders of Benihana Inc. Class A Stock) To elect one member of the Board of Directors for a three-year term.
3.(For all stockholders) To approve the adoption of the 2007 Equity Incentive Plan.
4.(For all stockholders) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.
Record Date:	You can vote if you were a stockholder of record at the close of business on September 25, 2007.
Annual Report:	A copy of Benihana Inc.’s Annual Report to Stockholders for the fiscal year ended April 1, 2007 is enclosed.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to be present, kindly complete, date and sign the enclosed forms of proxy with respect to all shares of Common Stock and Class A Common Stock (or Class A Stock) which you may own and mail them promptly in the enclosed return envelope to assure that your shares of Common Stock and Class A Stock are represented. This may save the expense of further proxy solicitation. If you own shares of both the Common Stock and Class A Stock, you will receive two proxies, each of which must be dated, signed and returned as described above. If you do attend the Annual Meeting, you may revoke your prior proxy and vote your shares in person if you wish.

If you have any questions or need assistance in voting your shares, please call MacKenzie Partners, Inc. toll-free at (800) 322-2885.

Dated: October 2, 2007

By Order of the Board of Directors

Darwin C. Dornbush
Secretary

BENIHANA INC.
8685 Northwest 53rd Terrace
Miami, Florida 33166

PROXY STATEMENT

CONTENTS

Page
ANNUAL MEETING INFORMATION	1
Who is entitled to vote?	1
What am I voting on?	1
How does the Board of Directors recommend I vote on the proposals?	1
How do I vote?	1
What is a quorum?	1
What vote is required to approve each item?	2
Who will count the vote?	2
What are the deadlines for stockholder proposals for next year’s Annual Meeting?	2
Who pays the expenses of this Proxy Statement?	2
May brokers vote without instruction?	2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
Common Stock	3
Class A Stock	4
Section 16(a) Beneficial Ownership Reporting Compliance	5

PROPOSAL 1 — ELECTION OF DIRECTORS	6
Corporate Governance	10
Committees; Meetings of the Board of Directors	10
Audit Committee Report	12
Compensation and Stock Option Committee Interlocks and Insider Participation	14
Directors’ Compensation	14

EXECUTIVE COMPENSATION	15
Compensation Discussion and Analysis	15
Compensation and Stock Option Committee Report	17
Summary Compensation Table	18
Grants of Plan-Based Award Table	18
Outstanding Equity Awards of Fiscal Year End Table	20
Option Exercises and Stock Vested Table	21
Nonqualified Deferred Compensation	21
Post-Termination Benefits and Change in Control	21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
PROPOSAL 2 — ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN	24
PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; ACCOUNTANT FIRM FEES AND SERVICES	30
ANNUAL REPORT	31
FORM 10-K	31
APPENDIX A — 2007 EQUITY INCENTIVE PLAN	32

ANNUAL MEETING INFORMATION

Your proxies are solicited by the Board of Directors of Benihana Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held at the Marriott Doral Golf Resort and Spa, 4400 NW 87th Avenue, Miami, Florida 33178 at 10:30 a.m. on Friday, November 2, 2007, and at any adjournment or adjournments thereof for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and the forms of proxy are being mailed to stockholders on or about October 2, 2007.

Who is entitled to vote?

Stockholders owning the Company’s Common Stock or Class A Stock on September 25, 2007 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each holder of Common Stock has one vote per share, and each holder of Class A Stock has 1/10 of a vote per share, on all matters to be voted on, other than on the election of directors, on which the two classes vote separately. Additionally, the holder of the Company’s Series B Convertible Preferred Stock is entitled to vote on an “as if converted” basis together with the holders of the Company’s Common Stock. On September 25, 2007, there were 6,546,030 shares of Common Stock and 8,698,270 shares of Class A Stock outstanding. On September 25, 2007, there were 800,000 shares of Series B Convertible Preferred Stock outstanding, which, in the aggregate, are convertible into 1,578,943 shares of Common Stock.

What am I voting on?

You will be asked to elect nominees to serve on the Board of Directors, to approve the adoption of the 2007 Equity Incentive Plan and to ratify Deloitte & Touche LLP as our independent registered public accounting firm. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter requiring a vote of the shareholders should arise, the proxies will vote in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposals?

The Board recommends a vote FOR each of the nominees, FOR the approval of our 2007 Equity Incentive Plan and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2008 fiscal year.

How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your proxies will vote for the persons nominated by the Board for election as directors, in favor of adopting the 2007 Equity Incentive Plan, and in favor of ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Assistant Secretary, Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166, submit another properly signed proxy with a more recent date, or vote in person at the Annual Meeting.

What is a quorum?

There must be a quorum for an action to be taken at the Annual Meeting. One-third of the outstanding shares of Class A Stock, represented in person or by proxy, will constitute a quorum for purposes of electing the Class A director, one-third of the voting power of the Common Stock and Series B Preferred Stock, represented in person or by proxy, will constitute a quorum for purposes of electing the Common Stock directors and one-third of the voting power of the Common Stock, the Class A Stock and the Series B Preferred Stock, represented in person or by proxy, will constitute a quorum for purposes of all other matters brought before the meeting. Abstentions are counted for purposes of determining the presence or absence of a quorum and have the same effect as a negative vote on all matters other than election of directors. “Broker non-votes” occur when shares held in street name are not voted because the broker holding the shares has not received instructions from the beneficial owner of the shares and does not have discretionary authority to vote with respect to such proposal. They are counted to determine if a quorum is present, but are not considered a vote cast under Delaware law. Broker non-votes will not affect the outcome of a vote on a particular matter.

What vote is required to approve each item?

The director nominees will be elected by a plurality of the votes cast at the Annual Meeting by the class of stock voting for such director nominee. Any other matters to be considered at the Annual Meeting require the affirmative vote of a majority of the votes present at the Annual Meeting, in person or by proxy, to be approved.

Who will count the vote?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting.

What are the deadlines for stockholder proposals for next year’s Annual Meeting?

Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by not later than June 4, 2008. If next year’s annual meeting is held on a date more than 30 calendar days from November 2, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. In addition, the Company’s By-Laws provide that no proposal may be properly raised at next year’s annual meeting unless the Company receives notice of the proposal not less than 60 days nor more than 90 days prior to the meeting. However, in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, notice of a proposal must be received not later than the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. All proposals and notifications should be addressed to the Assistant Secretary, Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166.

Who pays the expenses of this Proxy Statement?

The Company is paying all costs of soliciting the Company’s proxies for the Annual Meeting, including the costs of preparing, printing and mailing this Notice of Meeting and Proxy Statement. Certain of the Company’s officers and regular employees may solicit the return of proxies by telephone, mail or personal interview without additional consideration. The Company has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay MacKenzie a fee of $6,500, plus expenses for their services. Brokerage houses will be requested to forward these soliciting materials to beneficial owners and the Company will reimburse them for their expenses.

May brokers vote without instruction?

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Company believes that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors, and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and will not have discretionary authority to vote with respect to the adoption of the 2007 Equity Incentive Plan. Shares as to which brokers do not have or have not exercised such discretionary authority are considered “broker non-votes.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following is information relating to the beneficial ownership of the Company’s Common Stock and Class A Stock by all persons the Company knows who own beneficially more than 5% of the Company’s Common Stock or Class A Stock outstanding on September 25, 2007 and by all of the Company’s executive officers and directors. Except as otherwise noted, the named person owns directly and exercises sole voting power and investment discretion over the shares listed as beneficially owned.

COMMON STOCK

Name (and address if applicable) of Beneficial Owners, Officers and Directors	Position with the Company	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent of Class(1)(3)
Benihana of Tokyo, Inc.(4) 232 East 63rd Street New York, New York 10021	Stockholder	2,153,502	26.5%

Kyle Aoki(4)	Stockholder	2,153,502	26.5%

Grace Aoki(4)	Stockholder	2,153,502	26.5%

BFC Financial Corporation(5) 1750 East Sunrise Boulevard Ft. Lauderdale, Florida 33304	Stockholder	1,578,943	19.4%

Andreeff Equity Advisors, LLC(6) 450 Laurel Street, Suite 2105 Baton Rouge, Louisiana 70801	Stockholder	458,551	5.6%

Kevin Y. Aoki(4)(7)	Director	2,163,394	26.6%

Joel A. Schwartz(7)(8)	Chief Executive Officer/Director	234,340	2.8%

Taka Yoshimoto(7)	Executive Vice President — Restaurant Operations/Director	126,200	1.5%

Michael R. Burris(14)	Senior Vice-President Finance and Chief Financial Officer	17,000	*

John E. Abdo(7)	Director	74,500	*

Juan C. Garcia(7)	President	48,875	*

Norman Becker(7)	Director	34,662	*

Robert B. Sturges(7)	Director	10,000	*

Lewis Jaffe(7)	Director	10,000	*

J. Ronald Castell(7)	Director	5,000	*

Joseph J. West(7)	Director	5,000	*

All directors and officers as a group(7)		2,711,971	32.0%

CLASS A COMMON STOCK

Name (and address if applicable) of Beneficial Owners, Officers and Directors	Position with the Company	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent of Class(1)
Andreeff Equity Advisors, LLC(9) 450 Laurel Street, Suite 2105 Baton Rouge, Louisiana 70801	Stockholder	507,904	5.8%

Gruber and McBaine Capital Management, LLC(10) 50 Osgood Place, Penthouse San Francisco, CA 94133	Stockholder	493,825	5.7%

Connors Investor Services, Inc.(11) 1210 Broadcasting Road Wyomissing, PA 19610	Stockholder	450,875	5.2%

Kevin Y. Aoki(12)	Director	8,133	*

Joel A. Schwartz(12)(13)	Chief Executive Officer/Director	303,684	3.4%

Taka Yoshimoto(12)	Executive Vice President — Restaurant Operations/Director	115,900	1.3%

Michael R. Burris(15)	Senior Vice-President Finance and Chief Financial Officer	97,987	1.1%

John E. Abdo(12)	Director	89,000	1.0%

Juan C. Garcia(12)	President	100,750	1.1%

Norman Becker(12)	Director	69,325	*

Robert B. Sturges(12)	Director	20,000	*

Lewis Jaffe(12)	Director	20,000	*

J. Ronald Castell(12)	Director	10,000	*

Joseph J. West(12)	Director	10,000	*

All directors and officers as a group(12)		746,792	8.0%

Notes

(1)	For purposes of the beneficial ownership and the percentage ownership of each person, the shares of the Company’s Common Stock which BFC Financial Corporation would own upon conversion of the entirety of its holdings of the Company’s Convertible Preferred Stock are considered outstanding.

(2)	Shares of the Company’s Common Stock are convertible at any time into shares of the Company’s Class A Common Stock at the option of the holder. Therefore, each beneficial owner of the Company’s Common Stock may be deemed the beneficial owner of the same number of shares of the Company’s Class A Common Stock.

(3)	Beneficial ownership on this table has been adjusted to reflect the Company’s recent stock dividend, paid on June 15, 2007, of one-half of one share of Common Stock for each outstanding share of Common Stock and each outstanding share of Class A Common Stock to holders of record on June 1, 2007.

(4)	All of the issued and outstanding capital stock of Benihana of Tokyo, Inc. (the “Benihana of Tokyo Stock”) is owned by a trust of which Kevin Y. Aoki, Kyle Aoki and Grace Aoki are the named trustees. By reason of such positions, such individuals may be deemed to share beneficial ownership of the Benihana of Tokyo Stock and the shares of the Company’s stock owned by Benihana of Tokyo.

(5)	Represents Common Stock which BFC Financial Corporation would own if its Convertible Preferred Stock were converted (see “Certain Relationships and Related Transactions”).

(6)	Based solely on Schedule 13G filed by such person on February 14, 2007. Such person has shared voting power as to 458,551 shares of Common Stock and shared dispositive power as to 458,551 shares of Common Stock.

(7)	Beneficial ownership on this table includes the following Common Stock which may be purchased by exercise of options which are presently exercisable or which will become exercisable within 60 days: Mr. Schwartz — 132,250 shares; Mr. Yoshimoto — 57,500 shares; Mr. Aoki — 1,667 shares; Mr. Garcia — 48,875 shares; Mr. Abdo — 43,000 shares; Mr. Becker — 28,625 shares; Mr. Sturges — 10,000 shares; Mr. Jaffe — 10,000 shares; Mr. Castell — 5,000 shares; Mr. West — 5,000 shares; all officers and directors as a group — 341,917 shares.

(8)	Includes 15 shares of Common Stock owned by Mr. Schwartz’s son, as to which shares Mr. Schwartz disclaims beneficial interest.

(9)	Based solely on Schedule 13G filed by such person on February 14, 2007. Such person has shared voting power as to 507,904 shares of Class A Common Stock and shared dispositive power as to 507,904 shares of Class A Common Stock.

(10)	Based solely on Schedule 13G filed by such person on January 29, 2007. Such person has shared voting power as to 493,825 shares of Class A Common Stock and shared dispositive power as to 493,825 shares of Class A Common Stock.

(11)	Based solely on Schedule 13G filed by such person on February 15, 2007. Such person has sole voting power as to 325,875 shares of Class A Common Stock and shared dispositive power as to 450,875 shares of Class A Common Stock.

(12)	Beneficial ownership on this table includes the following shares of Class A Common Stock which may be purchased by exercise of options which are presently exercisable or which will become exercisable within 60 days: Mr. Schwartz — 264,500 shares; Mr. Yoshimoto — 115,000 shares; Mr. Aoki — 3,333 shares; Mr. Garcia — 97,750 shares; Mr. Abdo — 86,000 shares; Mr. Becker — 57,250 shares; Mr. Sturges — 20,000 shares; Mr. Jaffe — 20,000 shares; Mr. Castell — 10,000 shares; Mr. West — 10,000 shares; all officers and directors as a group — 683,833 shares.

(13)	Includes 1 share of Class A Common Stock owned by Mr. Schwartz’s son, as to which share Mr. Schwartz disclaims beneficial interest.

(14)	Based solely on the most recent Form 4 filed by Michael Burris on July 18, 2006. Includes 575 shares of Common Stock owned by Mr. Burris’s wife, as to which Mr. Burris disclaims beneficial interest.

(15)	Based solely on the most recent Form 4 filed by Michael Burris on July 18, 2006. Includes 1,150 shares of Class A Common Stock owned by Mr. Burris’s wife, as to which Mr. Burris disclaims beneficial interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules promulgated by the Securities and Exchange Commission govern the reporting of securities transactions by directors, officers and holders of 5% or more of the Company’s Common Stock or Class A Stock. Based solely upon its review of copies of reports filed with the SEC and received by the Company, the Company believes that its directors and officers have filed all required reports on a timely basis during the fiscal year ended April 1, 2007 except the following: Mr. Abdo failed to report on two Form 4s on a timely basis an automatic option grant and an option exercise; Mr. Aoki failed to report on two Form 4s on a timely basis a purchase of shares and an automatic option grant; Mr. Becker failed to report on three Forms 4s on a timely basis an automatic option grant and two option exercises; Mr. Castell failed to report on a Form 4 on a timely basis an automatic option grant; Darwin D. Dornbush failed to report on a Form 4 on a timely basis an option exercise and sale of shares; Richard Howland failed to report on a Form 3 on a timely basis his initial statement of beneficial ownership of the Company’s stock; Mr. Jaffe failed to report on a Form 4 on a timely basis an automatic option grant; Mr. Schwartz failed to report on a Form 4 on a timely basis an option exercise and sale of shares; Mr. Sturges failed to report on Form 4 on a timely basis an automatic option grant; and Mr. West failed to report on a Form 4 on a timely basis an automatic option grant.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board of Directors be divided into three classes with the three-year term of office of one class expiring each year. The current directors have been elected or appointed to the classes set forth below. The terms of office of Kevin Y. Aoki, Lewis Jaffe and Joel A. Schwartz, Class III Directors, will expire at the Annual Meeting. A majority of the Company’s Board is composed of independent directors. After many years of service, Mr. Aoki will not stand for reelection to the Board of Directors at our Annual Meeting. Messrs. Jaffe and Schwartz are proposed to be reelected as Class III Directors. Additionally, Mr. Richard C. Stockinger has been nominated by the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, to be elected as a Class III Director. Mr. Stockinger was recommended to the Nominating and Corporate Governance Committee by the Company’s Chief Executive Officer. Each nominee will hold office for a three-year term, in each case until their respective successors shall have been duly elected and qualified.

The Company’s Certificate of Incorporation also provides that when the Board of Directors is divided into at least two classes, as is presently the case, the holders of the Class A Stock vote separately as a class to elect 25% (or the next higher whole number) of each class of the Board; provided, however, that the number of directors so elected by the holders of the Class A Stock may not exceed 25% (or the next whole higher number) of the entire Board. Holders of the Class A Stock do not vote for the election of directors at any meeting of stockholders if the terms of office of directors so elected by such holders do not expire at such meeting. Holders of the Common Stock vote separately as a class for the remainder of each class of the Board. The Board of Directors currently consists of nine members, of which three members (more than 25% of the Board, rounded to the nearest whole director) are directors who have been elected by holders of the Class A Stock. Messrs. Joseph J. West, a Class I Director, John E. Abdo, a Class II Director, and Joel A. Schwartz, a Class III Director, currently serve as Class A Stock Directors. The Board of Directors, with respect to the Annual Meeting, has nominated Mr. Schwartz to serve as a Class A Stock Director and Messrs. Jaffe and Stockinger to serve as Common Stock Directors. At the Annual Meeting, only the holders of the Class A Stock, voting separately as a class, will vote on the election of Mr. Schwartz as a Class A Stock Director, and the holders of the Common Stock, together with the Series B Convertible Preferred Stock, voting separately as a class, will vote on the election of Messrs. Jaffe and Stockinger as Common Stock Directors.

The Board of Directors has selected persons named as proxies in the enclosed form of proxy. It is intended that the shares represented by the proxies, unless authorization is withheld, shall be voted for the election of the director nominees, who have been designated by the Board of Directors, set forth in the following table. Each of the nominees has consented to being named in this Proxy Statement and has agreed to serve as a director if elected. Although it is not contemplated that such nominees will be unable to serve, should such a situation arise prior to the balloting at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy for any substitute nominee(s) designated by the current Board of Directors to fill the vacancy. Currently, substitute nominee(s) have not been selected by the Board of Directors.

The following are the nominees for director:

COMMON STOCK DIRECTOR NOMINEES

LEWIS JAFFE

Director since 2004
Class III Director (Term to expire in 2010)
Age 50

Mr. Jaffe is President, Chief Executive Officer and a director of Oxford Media, Inc. Mr. Jaffe served as President and Chief Operating Officer of Verso Technologies from November 2004 through August 2005. From August 2002 to November 2004, Mr. Jaffe was a self-employed public speaker and consultant. From April 2002 until August 2002, Mr. Jaffe served as the interim President of Glowpoint, Inc., a publicly-traded video products and services company. From July 2000 to July 2003, Mr. Jaffe served as an independent consultant to Glowpoint, Inc. From June 2000 to March 2002, Mr. Jaffe served as President and Chief Operating Officer of PictureTel Corporation, a publicly-traded videoconferencing company. From September 1998 to June 2000, Mr. Jaffe served as a managing director in the Boston office of Arthur Andersen LLP in its global finance practice. From January 1997 to March 1998, Mr. Jaffe served as President of C Systems, LLC, a designer and manufacturer of mobile military shelters, housing, communication, and radar and missile launch systems. Mr. Jaffe served as a member of the Board of Directors for Glowpoint, Inc. from September 2001 to July 2003, the Board of Directors of Media 100 Inc. from June 2003 through November 2004 and the Turnaround Management Association of New England from September 1999 through November 2004. He currently is on the Board of ACT Teleconferencing, Inc., a public company, as well as two private companies: Travizon Inc. and Pixion, Inc.

RICHARD C. STOCKINGER

Director Nominee
Class III Director (Term to expire in 2010)
Age 49

Mr. Stockinger has served as the President of Patina Restaurant Group (formerly Restaurant Associates — Patina Group) since October 2003, and he served as Restaurant Associates’ Vice President and Chief Financial Officer from 1985 through October 2003. During his tenure with Restaurant Associates and the Patina Restaurant Group, Mr. Stockinger has played a critical role in the development and implementation of its sales, acquisitions and turnaround strategies. Some of the restaurant deals include California Pizza Kitchen, El Torito, Au bon Pain, and Smith & Wollensky. Mr. Stockinger also serves on the Board of Directors of the National Kidney Foundation of Greater New York. During August 2007, Mr. Stockinger was named Vice President, Treasurer and Secretary of The Smith & Wollensky Restaurant Group, Inc.

CLASS A STOCK DIRECTOR NOMINEE

JOEL A. SCHWARTZ

Director since 1982
Class III Director (Term to expire in 2010) and Chief Executive Officer
Age 66

Mr. Schwartz has been a director of the Company and its predecessor since 1982 and has served as Chief Executive Officer of the Company since May 1998. Additionally, Mr. Schwartz served as President of the Company from 1982 until April 2007.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTOR.

The following is information about the Company’s remaining Class I and Class II Directors, each of whom will continue in office, and the Company’s other executive officers:

COMMON STOCK DIRECTORS

NORMAN BECKER

Director since 1997
Class II Director (Term to expire in 2009)
Age 69

Mr. Becker has been self-employed in the practice of public accounting since April 1985. Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP for a period in excess of 10 years. Mr. Becker is also a director of Bluegreen Corporation and an officer of Proguard Acquisition Corp.

J. RONALD CASTELL

Director since 2005
Class I Director (Term to expire in 2008)
Age 69

In 2004, Mr. Castell formed ReelRon LLC, a marketing consulting firm serving clients such as Huizenga Holdings, Inc., Centryx Corp., Southern Audio Video and Breakaway Films. From 1995 through 2004, Mr. Castell served as Senior Vice President of Marketing and Communications of Huizenga Holdings, Inc. From 1989 through 1995, Mr. Castell served as Senior Vice President Programming and Communications of Blockbuster Entertainment Corp.

ROBERT B. STURGES

Director since 2003
Class II Director (Term to expire in 2009)
Age 60

During October 2006, Mr. Sturges was appointed Chief Executive Officer of Nevada Gold & Casinos Inc., a company engaged in the development, ownership, and operation of commercial gaming facilities, and lodging and entertainment facilities in the United States. Mr. Sturges served as Nevada Gold & Casinos’ General Counsel between June 2006 and October 2006. Since 2001, Mr. Sturges has been a partner at Continental Hospitality Holdings, a hospitality company, which provides development, technical and operational services to the hotel and resort industry. Mr. Sturges is a partner in the Miami Heat Basketball Organization. From 1994 to 2001, Mr. Sturges was President of the Gaming Division and a Director of Carnival Resort and Casino Inc. which developed, owned and managed resorts, hotels and casinos.

TAKA YOSHIMOTO

Director since 1990
Class I Director (Term to expire in 2008), Executive Vice President — Operations
Age 61

Mr. Yoshimoto has served as Executive Vice President of the Company and its predecessor since September 1989 and as the Director of Operations from May, 1986 until September 1989. Mr. Yoshimoto joined the Company in July 1979 and has held various positions in operations. During that time, Mr. Yoshimoto has made significant contributions to the Company’s restaurant operations. Mr. Yoshimoto holds a Masters Degree of Business Administration and a Masters Degree of Economics and Finance from Louisiana State University, as well as a Bachelor of Arts of Liberal Arts from International Christian University, Tokyo. He was born and raised in Japan.

CLASS A STOCK DIRECTORS

JOHN E. ABDO

Director since 1990
Class II Director (Term to expire in 2009)
Age 64

Mr. Abdo has been principally employed since June 1984 as the Vice Chairman of the Board of Directors and Chairman of the Executive Committee of each of BankAtlantic Bancorp, Inc., and BankAtlantic, FSB. He has served as Vice Chairman of Levitt Corporation, since August, 1984 and as the Vice Chairman of the Board of Directors of Bluegreen Corporation, since March, 2002. Additionally, he has served as the Vice Chairman of the Board of BFC Financial Corporation since June, 1987. Mr. Abdo is the President and Chief Executive Officer of Abdo Companies, Inc., a real estate development, construction and real estate brokerage firm, for more than five years. Mr. Abdo has also served as the President of the Broward Performing Arts Foundation, a $60 million theater for the Performing Arts that serves all of South Florida, since June, 1990.

JOSEPH J. WEST, PH.D.

Director since 2005
Class I Director (Term to expire in 2008)
Age 63

Since 1999, Mr. West has been serving as Dean, School of Hospitality and Tourism Management, Florida International University. Between 1991 and 1999, he served as Department Chairman of Hospitality Administration, College of Business, Florida State University, and from 1993 through 1996, he served as Director, Hospitality Education Program, Department of Business and Professional Regulation, State of Florida and has held teaching positions at Florida State University and the University of South Carolina. Additionally, Mr. West possesses restaurant operating experience as an executive and operator having served as Vice President of Operations, Spring Garden Grill and Bar, and General Manager at the following restaurant units: Franklin’s Off Friendly, Colony House/Wine Cellar Restaurants, and Colony Caterers. Mr. West is also a retired U.S. Naval Officer.

OFFICERS

JUAN C. GARCIA

President and Chief Operating Officer
Age 44

Mr. Garcia was appointed President and Chief Operating Officer during April 2007. Prior thereto, Mr. Garcia served as Senior Vice President — Chief Operating Administrative Officer from June 2005 until April 2007. Prior thereto, Mr. Garcia had served as Vice President-Controller since January 1999. He served as Controller of the Company and its predecessor since July 1994. Prior to July 1994, Mr. Garcia served in various accounting and finance roles with the Company. Mr. Garcia has served as the Assistant Secretary of the Company since July 1996. Mr. Garcia is also a certified public accountant licensed in the State of Florida.

JOSE I. ORTEGA

Vice President — Finance, Chief Financial Officer and Treasurer
Age 35

Mr. Ortega was appointed Vice President — Finance, Chief Financial Officer and Treasurer during September 2006. Prior thereto, Mr. Ortega had served as Controller of the Company since July 2005. Prior to joining the Company, Mr. Ortega was employed at Burger King Corporation, as Director, Consolidation and Reporting from November 2002 to July 2005, and prior thereto as Manager, Consolidation and Reporting, from September 2001 to November 2002. From June 1996 through September 2001, Mr. Ortega was the Controller of Viragen, Inc., a biotechnology company. Mr. Ortega is also a certified public accountant licensed in the State of Florida.

No director or executive officer of the Company has any family relationship to any other director or executive officer.

CORPORATE GOVERNANCE

The Company seeks to follow best practices in corporate governance in a manner that is in the best interests of its business and stockholders. The Company’s current corporate governance principles, including the Code of Business Conduct and Ethics and the charters of each of the Audit Committee, Compensation and Stock Option Committee, Executive Committee, and Nominating and Governance Committee are all available under Investor Relations on its website at www.benihana.com. The Company is in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the Securities and Exchange Commission and the NASDAQ Marketplace Rules. The Company will continue to modify its policies and practices to meet ongoing developments in this area. Aspects of the Company’s corporate governance principles are discussed throughout this Proxy Statement.

COMMITTEES; MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held nine meetings during the fiscal year ended April 1, 2007 and no director attended fewer than 75% of the aggregate of such meetings and the number of meetings of each Committee of which he is a member.

The Board of Directors has determined that each of the following directors is “independent” as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules: John E. Abdo, Norman Becker, J. Ronald Castell, Lewis Jaffe, Robert B. Sturges and Joseph J. West. In addition, Mr. Stockinger, the Company’s Director Nominee also qualifies as “independent” as defined the applicable NASDAQ Marketplace Rules. None of the independent directors receives compensation from the Company other than directors’ fees and non-discretionary grants under the Company’s stock option plans for service on the Board or its committees.

The Board of Directors has approved a policy for stockholder communications whereby stockholders may contact the Board of Directors or any Committee or individual director through a telephone hotline. The toll free number for the hotline is set forth under the Investor Relations link on the Company’s website at www.benihana.com. Stockholder communications received through the hotline are distributed to the Company’s Audit Committee, individual directors, group of directors or compliance officers as appropriate based on the content of the correspondence. Stockholders are also welcome to communicate directly with the Board of Directors at its Annual Meeting of Stockholders. As a matter of policy, members of the Board of Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. All members of the Board of Directors attended the Company’s 2006 Annual Meeting of Stockholders held on December 11, 2006.

The Board of Directors has four standing committees: the Audit Committee, the Compensation and Stock Option Committee, the Nominating and Governance Committee, and the Executive Committee. All of the members of the Audit Committee, the Compensation and Stock Option Committee and the Nominating and Governance Committee are “independent” as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Each of the Nominating and Governance Committee, the Compensation and Stock Option Committee and the Audit Committee has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company. The Board-approved charters of the Audit Committee, the Compensation and Stock Option Committee, the Nominating and Governance Committee and the Executive Committee are available on the Company’s website under Investor Relations at www.benihana.com.

Audit Committee.  For the fiscal year ended April 1, 2007, the Audit Committee consisted of Norman Becker (the Chairman), Lewis Jaffe and Robert B. Sturges, all of who have been determined by the Board of Directors to be “independent” as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. In August 2007, the Board of Directors adopted the revised Audit Committee Charter, which is available on the Company’s website under Investor Relations, at www.benihana.com. The Board has determined that Norman Becker qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Audit Committee’s primary responsibilities are to: (i) oversee the Company’s financial reporting principles and policies and internal control systems, including review of the Company’s quarterly and annual financial statements, (ii) review and monitor the performance and independence of the Company’s independent auditors and the performance of the internal auditing department, (iii) provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department and the Board of Directors and (iv) appoint, evaluate, compensate and where appropriate, terminate and replace the Company’s independent auditors. Such responsibilities may not be delegated by the Audit Committee. The Audit Committee held seven meetings during the fiscal year ended April 1, 2007.

Compensation and Stock Option Committee.  The Company has a Compensation and Stock Option Committee, which was composed of John E. Abdo (the Chairman), Norman Becker, and J. Ronald Castell during the fiscal year ended April 1, 2007. The Compensation and Stock Option Committee Charter provides that the Committee is responsible for (i) discharging the Board of Director’s responsibilities relating to compensation of the Company’s executives, (ii) the administration of the Company’s equity-based compensation plans and (iii) producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. During the fiscal year ended April 1, 2007, the Compensation and Stock Option Committee met three times to make recommendations concerning salary and bonus for the Company’s executive officers for the 2007 year and to make recommendations as to the grant of stock options to such executive officers.

Nominating and Governance Committee.  During the fiscal year ended April 1, 2007, the Nominating Committee was composed of Robert B. Sturges (the Chairman), Norman Becker, Lewis Jaffe and Joseph J. West. The Committee’s responsibilities include (i) identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors and recommending that the Board of Directors select the director nominees for the next annual meeting of shareholders, (ii) overseeing evaluation of the Board of Directors, (iii) reviewing and assessing compensation paid to members of the Board of Directors and its committees, (iv) preparing, reviewing and recommending to the Board of Directors the corporate governance guidelines applicable to the Company, and (v) advising the Board of Directors on matters of organizational and governance structure of the Company. One meeting was held during the fiscal year ended April 1, 2007.

The Nominating and Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Company’s Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating and Governance Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating and Governance Committee thinks it in the best interests of the Company to nominate a new individual for director in connection with an annual meeting of stockholders, or if a vacancy on the Board occurs between annual stockholders meetings, the Nominating and Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating and Governance Committee deems appropriate, a third-party search firm. The Nominating and Governance Committee will evaluate each candidate’s qualifications and check relevant references. In addition, such candidate will be interviewed by at least one member of the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a vacancy on the Board, or presented for the approval of the stockholders, as appropriate. Although the Nominating and Governance Committee will consider nominees recommended by stockholders, the Nominating and Governance Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company’s purposes.

The Board of Directors does not believe that it is necessary for the Company to have a policy regarding the consideration of candidates recommended by stockholders as any interested person may make such recommendations and all recommended candidates will be considered using the criteria set forth in the

Company’s guidelines. The Nominating and Governance Committee will consider written proposals from stockholders for nominees for director for the Company’s 2008 Annual Meeting of Stockholders. Any such nominations should be submitted to the Nominating and Governance Committee c/o Assistant Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a directors if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s Common Stock and Class A Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and must be submitted in the time frame described in the By-Laws of the Company and under the caption, “Annual Meeting Information — What are the deadlines for stockholder proposals for next year’s Annual Meeting?” described above.

The Nominating and Governance Committee will consider, among other factors, the following to evaluate Committee and stockholder recommended nominees: the Board of Directors’ current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations, including seeking to insure that at least a majority of the directors are “independent” as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ Marketplace Rules, and Company policies or procedures and the general qualifications of potential nominees, including, but not limited to personal integrity; loyalty to the Company and concern for its success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting the Company; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interest.

Executive Committee.  During the fiscal year ended April 1, 2007, the Executive Committee was composed of Joel A. Schwartz (the Chairman), John E. Abdo, and Robert B. Sturges. The Committee’s responsibilities include taking all actions the Board of Directors could take under Delaware law and the Certificate of Incorporation and By-Laws of the Company except certain actions enumerated in the Executive Committee Charter. The Executive Committee met once during the fiscal year ended April 1, 2007.

AUDIT COMMITTEE REPORT

For fiscal year ended April 1, 2007, the Audit Committee consisted of Norman Becker (the Chairman), Robert B. Sturges and Lewis Jaffe, all of whom have been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s website under Investor Relations at www.benihana.com.

Pursuant to its charter, the Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm (“independent auditors”). Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on those consolidated financial statements. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and Deloitte & Touche LLP, the independent auditors for the Company. Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Committee discussed with Deloitte & Touche LLP matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication with Audit Committees”). Deloitte & Touche LLP also provided the Company with the written disclosures required by Independence Standard Board Standard No. 1

(Independence Discussions with Audit Committees), and the Committee discussed with Deloitte & Touch LLP its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, which recommendation has been adopted by the Board of Directors, that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended April 1, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee
Norman Becker, Chairman
Robert B. Sturges
Lewis Jaffe

COMPENSATION AND STOCK OPTION
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation and Stock Option Committee served as an officer or employee of the Company or had any relationship with the Company requiring disclosure under the heading “Certain Relationships and Related Transactions,” except for John E. Abdo, who serves as a Director of the Company.

Directors’ Compensation

The table below summarizes the compensation earned by non-employee directors for the fiscal year ended April 1, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Kevin Y. Aoki(2)	$19,500	$18,643	$63,756	(3)	$101,899
John E. Abdo	33,000	65,280	—		98,280
Norman Becker	45,500	65,280	—		110,780
Lewis Jaffe	30,250	65,280	—		95,530
J. Ronald Castell	29,500	57,232	—		86,732
Joseph J. West	30,750	57,232	—		87,982
Robert B. Sturges	40,500	65,280	—		105,780

(1)	Represents the amount of compensation cost recognized by the Company in the fiscal year ended April 1, 2007 related to stock option awards granted in prior years, as described in Statement of Financial Accounting Standards No. 123R (SFAS 123R). For a discussion of valuation assumptions, see Note 1 to the Company’s 2007 Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended April 1, 2007.

(2)	Mr. Aoki resigned as the Company’s Vice President — Marketing on April 21, 2006, becoming a non-employee director on that date. Accordingly, compensation paid to Mr. Aoki was prorated for fiscal year 2007.

(3)	This amount represents salary paid to Mr. Aoki in connection with his employment as Vice President — Marketing for the period commencing on March 27, 2006 through August 31, 2006, the end of the term under his then existing employment agreement, as further discussed under the heading “Certain Relationships and Related Transactions” in this Proxy Statement.

Director Fees.  During the fiscal year ended April 1, 2007, the Company provided the following standard compensation to the Company’s non-employee directors: $15,000 per year for service as a director plus a fee of $1,500 for each board meeting attended in person (or $750 for each meeting attended telephonically). Additionally, the Company provided compensation to non-employee directors of $1,500 for each committee meeting attended in person (or $750 for each meeting attended telephonically); compensation for committee meetings, however, was reduced to $1,000 for meetings held on the same day as board meetings. The Company provided compensation of $7,500 per year to the chairman of the Audit Committee and $2,500 per year to the chairman of each other committees. The Company also provided compensation of $5,000 per year to the Company’s Independent Lead Director. All directors are reimbursed for expenses incurred on the Company’s behalf.

Automatic Option Grants.  Each non-employee director participates in the existing 2003 Directors’ Stock Option Plan. Under the 2003 Plan options to purchase 10,000 shares of Class A Stock (as adjusted in the event any changes in the Company’s outstanding stock; e.g., due to a stock dividend or merger) are automatically granted annually to each non-employee director on the date of the Company’s Annual Meeting of Stockholders. Options granted under the plan are exercisable ratably as to one-third of the shares on the date which is six months after the date of grant, one-third of the shares on the first anniversary of the grant of such option and as to the balance of such shares on the second anniversary of grant of such option. All options granted under the plan have a term of ten years from the date of grant and have an exercise price equal to the fair market value of a share on the date of grant. All options remain exercisable for a period of three months following the cessation of a non-employee directors’ membership on the Company’s Board of Directors. If the 2007 Equity Incentive Plan is adopted at the Company’s 2007 Annual Stockholders Meeting, then from and after that meeting, the above option grant will be made under the 2007 Equity Incentive Plan and no further option grants will be made pursuant to the 2003 Director’s Option Plan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation and Stock Option Committee of the Board of Directors (the Compensation Committee) discharges the responsibilities of the Board of Directors with respect to compensation of the Company’s executives — which, with respect to the fiscal year ended April 1, 2007, includes the Chief Executive Officer and President, Joel A. Schwartz; the Senior Vice President and Chief Operating Administrative Officer, Juan C. Garcia; the current Chief Financial Officer and Vice President — Finance, Jose I. Ortega, who was appointed to such offices effective September 1, 2006; the prior Chief Financial Officer and Senior Vice President — Finance, Michael Burris, who held such offices at the beginning of the fiscal year through August 31, 2006; and the Executive Vice President — Operations, Taka Yoshimoto (together, with Messrs. Schwartz, Garcia, Ortega and Burris, the Named Executive Officers) — and administration of the Company’s equity-based employee compensation plans and is responsible for evaluating the Named Executive Officers’ performance in light of Board of Director objectives and establishing compensation levels based on such evaluation. Additionally, the Compensation Committee makes recommendations to the Board of Directors regarding incentive compensation plans and equity-based plans with respect to the Named Executive Officers.

Objectives of Compensation Program

The objective of the Company’s compensation program is to attract, retain and motivate exceptional personnel who will extend the Company’s legacy of more than forty years and continue the Company’s expansion into new and innovative areas of dining. To accomplish that objective, the Company seeks to directly link compensation to Company performance results, individual achievement of tailored goals and individual attainment of increased responsibility. In maintaining and improving the Company’s program, the Company monitors developments and innovations in the area of compensation. Because the Company operates in the restaurant industry, which is subject to particularly intense competition, highly sensitive to consumer-spending fluctuations and susceptible to rapid regulatory change, the Company seeks to tailor the Company’s compensation of Named Executive Officers to modulate otherwise wide year-to-year changes in compensation.

What the Company’s Compensation Program is Designed to Reward

The Company’s compensation program is designed to reward the Named Executive Officers for advancing critical elements of the Company’s growth strategy: selectively pursuing restaurant growth, developing and maintaining strong restaurant unit economics (by sustaining sales growth and implementing cost controls at the individual unit level), continuing to build brand awareness and customer loyalty and providing strong management support to restaurant units. Named Executive Officer contributions to these goals are measured at the individual and Company levels.

In order to maintain the Company’s talented employee base, including the Named Executive Officers, and to continue to attract experienced personnel, the Company surveys compensation arrangements and levels of a peer group of casual dining restaurant companies which most closely reflect the Company’s market sector, based on cuisine and price point, and size, based on number of restaurant units, annual sales or market capitalization. The Compensation Committee may consider such information when establishing compensation amounts and elements. Except in connection with specific matters, the Compensation Committee does not presently, and, with respect to the fiscal year ended April 1, 2007, did not, engage a compensation consultant to assist in evaluation of the Company’s compensation program.

Elements of the Company’s Compensation Program, Why the Company Chose Each Element and How it Relates to the Company’s Objectives

The two elements of the Company’s compensation program are base salary and cash incentive awards. Annual base salaries are the primary element of compensation for all employees, including Named Executive Officers. The factors considered in setting and increasing base salaries for Named Executive Officers are their experience, responsibilities, ability and previous performance. In addition, the Compensation Committee takes into account the Company’s performance. Base salaries provide each Named Executive Officer with predetermined compensation, enabling them to maintain their livelihood and focus on pursuing achievement of Company objectives throughout the year.

The Company’s incentive compensation program is designed to reward key employees, including Named Executive Officers, with annual cash awards for achieving Company level and individually-designed performance objectives which are, at minimum levels, realistically attainable and, at maximum levels, sufficiently aggressive and difficult to obtain so as to encourage optimal Company-wide growth and innovation. Each Named Executive Officer’s award opportunity is a percentage of such executive officer’s base salary, totaling 30% of base salary for the fiscal year ended April 1, 2007. Seventy-five percent of the award is based on exceeding certain budgeted Company-wide results, while 25% is based on achieving other personal performance and management goals specific to the individual’s role in the Company. The Compensation Committee believes Company-based objectives cultivate teamwork and cooperation and aligns the interests of the Named Executive Officer with those of the Company’s stockholders. The Compensation Committee uses return on equity as the determinative measure of Company performance and establishes a range of targeted return on equity levels based upon the difficulty in achieving such thresholds in light of the Company’s historical performance and current projections. Personal performance and management goals encourage maximization of fulfillment of individual potential. The program’s cash incentive awards are intended to align Named Executive Officers’ motivation with achieving objectives in the Company’s interest while avoiding the unfavorable accounting treatment accorded to, and share dilution which results, in particular, from stock option plans. The Company does, however, periodically evaluate its use of equity incentives as part of the Company’s compensation program.

How the Company Chose Amounts and Formulas for Each Element

Base salaries of each Named Executive Officer are defined in their respective employment agreements and subject to future increases as determined from time to time by the Compensation Committee. Factors considered in determining base salaries include Company accomplishments in the prior year and the Company’s objectives for the upcoming year; comparison to peer companies; the availability of replacement personnel on the labor market; salary changes in prior years; executive experience, responsibilities, ability and performance; and increasing cost of living. During August 2006, the Compensation Committee, based upon consideration of factors previously discussed, approved increases in the base salaries, for the fiscal year ended April 1, 2007, of Messrs. Garcia and Yoshimoto by $65,000 and $17,800, respectively. In connection with Mr. Ortega’s promotion to Vice President — Finance and Chief Financial Officer and based upon consideration of the factors previously discussed, Mr. Ortega’s base salary was increased to $185,000.

The maximum overall bonus opportunity for each Named Executive Officer was set at 30% of his annual base salary. Twenty-five percent of the bonus is based on the Named Executive Officer’s fulfillment of his individual goals and objectives. Each Named Executive Officer receives some or all of the remaining seventy-five percent (the Company performance component) if the Company achieves targeted return on equity thresholds identified in the plan. The Company believes the thresholds are, at the minimum level, realistically attainable and avoid making compensation too contingent upon Company performance, while, at the maximum level, sufficiently aggressive to encourage optimal growth and innovation. To formulate personal performance goals and management objectives, the Chief Executive Officer met with each Named Executive Officer to exchange ideas and agree upon criteria; goals and objectives relating to the Chief Executive Officer were set during a meeting between Mr. Schwartz and the Chairman of the Compensation Committee. Such goals and objectives relating to the Chief Executive Officer and each of the other Named Executive Officers were related to updating and executing the Company’s strategic plan, as well as other goals directly tied to their areas of responsibility. All goals are approved by the Compensation Committee.

Prior to a meeting of the Compensation Committee on June 7, 2007, the Chief Executive Officer reported to the Compensation Committee that, with respect to the fiscal year ended April 1, 2007, the Company had achieved a return on equity warranting, in the case of each Named Executive Officer, payment of the minimum award for such officer with respect to that portion of the incentive compensation award connected to Company performance. In addition, the Chief Executive Officer determined that, because each Named Executive Officer fully achieved each of his personal objectives and he recommended approval by the Compensation Committee that the maximum award for Named Executive Officer be given with respect to that portion of such Named Executive Officer’s incentive compensation award based on achievement of his personal objectives. The Compensation Committee discussed and approved such amounts.

How Each Compensation Element and the Company’s Decisions Regarding Each Element Fit into the Company’s Overall Compensation Objectives and Affect Decisions Regarding Other Elements

As discussed above, through the Company’s compensation program we seek to attract, retain and motivate exceptional personnel to accomplish the Company’s objectives within the restaurant industry. Because of the various external forces which may quickly impact the Company’s business, the Company seeks to modulate compensation of Named Executive Officers such that salaries do not widely fluctuate year-to-year by emphasizing annual base salary over incentive compensation payments. Accordingly, payments under the Company’s incentive compensation plan may not increase in direct proportion to increases in annual base salary.

Post Retirement and Other Benefits

The Company offers to its Named Executive Officers, along with other key employees, an opportunity to participate in the Company’s Deferred Compensation Plan. These employees may elect to defer up to 20% of their salary and 100% of their bonus until retirement or age 55, whichever is later, or, if earlier, until termination of employment due to disability or death. These employees may select from various investment options for their available account balances. The Company does not match employee contributions to the Deferred Compensation Plan. A more detailed description of the plan may be found under the heading “Nonqualified Deferred Compensation” in this Proxy Statement. In addition, the Company’s employment agreements with certain Named Executive Officers provide for payments in the event of certain terminations of employment, including those resulting from a change in control of the Company. The Company has also agreed with each of the Named Executive Officers to make certain payments in event of such person’s death or disability. A more detailed description of the payments required in the event of termination or a change in control may be found under the heading “Post Termination Benefits and Change in Control” in this Proxy Statement.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Company’s Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in the Company’s Proxy Statement and its Annual Report on Form 10-K (the “Form 10-K”) with respect to the Company’s fiscal year ended April 1, 2007, filed pursuant to Section 13 of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, the Company’s Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement and the Form 10-K.

Compensation and Stock Option Committee

John E. Abdo (Chairman)
Norman Becker
J. Ronald Castell

SUMMARY COMPENSATION TABLE

The following table sets forth compensation for the Company’s Chief Executive Officer; the Company’s current and former Chief Financial Officers and the Company’s other most highly compensated executive officers (the Company’s Named Executive Officers) during fiscal year ended April 1, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
Joel A. Schwartz, Chairman, Chief Executive Officer and President	2007	$355,377	$45,793	$7,148	$408,318

Taka Yoshimoto, Director and Executive Vice President — Operations	2007	201,019	14,819	4,188	220,026

Juan C. Garcia, Senior Vice President and Chief Operating Administrative Officer(2)	2007	177,500	24,062	4,580	206,142

Jose I. Ortega, Vice President — Finance and Chief Financial Officer(3)	2007	158,950	20,945	4,481	184,376

Michael R. Burris, Senior Vice President — Finance and Chief Financial Officer(4)	2007	127,135	13,558	3,874	144,567

(1)	Other Compensation included Company-paid Group Term Life Insurance and automobile allowance.

(2)	Mr. Garcia’s promotion to President and Chief Operating Officer occurred after fiscal year end 2007. Accordingly, all information concerning compensation for Mr. Garcia reflects compensation earned in his position as Senior Vice President and Chief Operating Administrative Officer.

(3)	Mr. Ortega was promoted to the position of Vice President — Finance and Chief Financial Officer effective September 1, 2006. All information concerning compensation for Mr. Ortega reflects compensation earned for the entire fiscal year 2007, including compensation earned in his position as Vice President — Finance and Chief Financial Officer.

(4)	Mr. Burris resigned as the Company’s Senior Vice President — Finance and Chief Financial Officer effective August 31, 2006, and continued his employment as the Company’s Vice President — Investor Relations. All information concerning compensation for Mr. Burris reflects compensation earned for the entire fiscal year 2007.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain additional information regarding the range of possible grants of plan-based awards to the Company’s Named Executive Officers for the fiscal year ended April 1, 2007. Actual grants awarded with respect to the fiscal year ended 2007 are disclosed as “Non-Equity Plan Compensation” in the “Summary Compensation Table” above. Under the Company’s Incentive Compensation Plan, each Named Executive Officer may receive a cash award, which may be all or a portion of his maximum overall bonus opportunity, which for fiscal 2007 was 30% of such Named Executive Officer’s base salary. Eligibility for 75% of the award is based on exceeding certain targeted Company-wide results, while eligibility for the remaining 25% is based on achieving other personal performance and management goals specific to the individual’s role in the Company. Because the personnel component is based on subjective criteria of individual achievement objectives, the Company has assumed that, at the threshold level, a Named Executive Officer has not achieved any objectives and, at a maximum level, a Named Executive Officer has achieved all of his objectives. With respect to the Company component, the threshold and maximum levels are based on the minimum and maximum awards 25% and 100%, respectively, under the plan. The plan provides for a range of payments between the threshold amount and the maximum amount, which is determined by the achievement of various levels of Company performance and a Named Executive Officer’s achievement of personal objectives. Accordingly, there is no target under the Company’s plan and the Company has omitted the column providing such information.

	Estimated Future Pay-Outs Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Maximum ($)
Joel A. Schwartz	$19,625	$104,670
Jose I. Ortega	8,976	47,875
Michael R. Burris	6,972	30,990
Juan C. Garcia	10,312	55,000
Taka Yoshimoto	11,114	59,276

Narrative Addendum to the “Summary Compensation Table” and “Grants of Plan-Based Awards Table”.  The Company entered into an employment agreement with Mr. Schwartz to continue to serve as President and Chief Executive Officer on April 1, 2001 and, pursuant to an amendment dated May 27, 2004, such agreement was extended until March 31, 2009. The employment agreement provides for an initial annual base salary of $300,000, subject to annual adjustment based on cost of living increases.

The Company entered into an employment agreement with Mr. Ortega on August 28, 2006, in connection with Mr. Ortega’s promotion to serve as Vice President — Finance and Chief Financial Officer through August 31, 2009, providing for an initial annual base salary of $185,000.

The Company entered into an employment agreement with Mr. Burris on September 1, 2003, to continue to serve as Senior Vice President — Finance and Chief Financial Officer through August 31, 2006, providing for an initial base salary of $157,500.

The Company entered into an employment agreement with Mr. Yoshimoto on April 1, 2006, to continue to serve as Executive Vice President — Operations through March 31, 2009, providing for an initial base salary of $187,209 and subject to annual adjustment based on cost of living increases.

The Company entered into an employment agreement with Mr. Garcia on September 1, 2003. Such agreement was amended and restated on June 18, 2007 (effective as of April 2, 2007), in connection with Mr. Garcia’s promotion from Senior Vice President — Chief Operating Administrative Officer to President and Chief Operating Officer, increasing Mr. Garcia’s initial annual base salary from $205,000 to $250,000, subject to annual adjustment based on cost of living increases. Mr. Garcia’s current employment agreement provides for a term which ends on March 31, 2010 and an incentive bonus, in addition to the Company’s bonus plan for executives, of up to 25% of annual base salary based upon, among other factors, results of operations, restaurant development and management retention.

The terms of the employment agreement with each of the Company’s Named Executive Officers provide for bonuses determined by the Company’s Board of Directors under the Company’s Incentive Compensation Plan (as discussed under the heading “Compensation Discussion and Analysis” and in the “Grants of Plan-Based Awards” table in this Proxy Statement). Additionally, pursuant to the terms of the employment agreement with each of the Company’s Named Executive Officers, each such officer will be eligible to receive equity awards under any of the Company’s employee benefit plans, will be eligible to participate in the health, insurance and other benefit plans generally available to the Company’s executive officers and will be entitled to receive an automobile expense allowance between $200 and $300 per month. No stock options were granted during fiscal year 2007 to the Company’s Named Executive Officers under the Company’s current stock option plan. In addition, Messrs. Schwartz and Yoshimoto are eligible for severance payments upon certain events of termination of their employment, as discussed under the heading “Post-Termination Benefits and Change in Control” section in this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth information regarding each unexercised option held by each of the Company’s Named Executive Officers as of April 1, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date
Joel A. Schwartz	74,750	$10.6522	10/30/07
	40,250	$13.4783	9/1/09
	57,500	$11.7391	5/12/10
	51,750	$7.4435	4/24/11
	57,500	$16.7826	6/7/12

Taka Yoshimoto	23,000	$13.4783	9/1/09
	46,000	$11.7391	5/12/10
	46,000	$16.7826	6/7/12

Juan C. Garcia	34,500	$11.7391	5/12/10
	28,750	$7.4435	4/24/11
	34,500	$16.7826	6/7/12

Jose I. Ortega	—	—	—

Michael R. Burris	25,530	$11.7391	5/12/10
	40,250	$16.7826	6/7/12

(1)	Table does not reflect the Company’s recent stock split, paid on June 15, 2007, of one-half of one share of Common Stock for each outstanding share of Common Stock and each outstanding share of Class A Stock to holders of record on June 1, 2007. All options were fully vested on April 1, 2007.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows the number of shares acquired upon exercise of stock options by each of the Company’s Named Executive Officers during the fiscal year ended April 1, 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Joel A. Schwartz	34,500	$653,806
Taka Yoshimoto	—	—
Juan C. Garcia	—	—
Jose I. Ortega	—	—
Michael R. Burris	11,500	169,470

(1)	The “value realized on exercise” is the difference between the market price of the underlying security at exercise and the exercise price of the option.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers under the Company’s Deferred Compensation Plan. The Deferred Compensation Plan allows key employees, including the Named Executive Officers, to defer up to 20% of their annual base salary and up to 100% of their annual bonuses until retirement or age 55, whichever is later, or if earlier, until a termination of employment due to disability or death. Deferred amounts may be invested among several investment programs at the participant’s option. Participants’ obligation to pay federal or state income tax on contributions to the plan are deferred until withdrawal of such amounts. The Company does not match any of the amounts deferred by participants in the Deferred Compensation Plan.

Employees who participate in the Deferred Compensation Plan may invest deferred monies in a range of investment vehicles, including Money Markets, Bonds and Mutual Funds. Over the last three years, these investments have yielded less than 5% per annum.

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Joel A. Schwartz	$26,500	$12,748	—	$301,754
Taka Yoshimoto	—	—	—	—
Juan C. Garcia	—	—	—	—
Jose I. Ortega	—	—	—	—
Michael R. Burris	19,742	6,036	—	93,137

(1)	The amounts set forth in this column have also been reported as “Salary” in the Summary Compensation Table contained in this Proxy Statement.

POST-TERMINATION BENEFITS AND CHANGE IN CONTROL

Compensation upon Termination of Employment.  The Company’s employment agreement with Mr. Schwartz provides that in the event of his termination without cause, disability, as a result of a change in control of the Company or as a result of a failure to renew or extend Mr. Schwartz’s employment agreement, he shall receive a payment equal to five times his annual base salary in effect at the time of such termination. Such payment shall be paid in sixty equal monthly installments unless termination was due to termination without cause or as a result of a change in control, in which case such payments shall be in two equal installments upon termination and the first anniversary thereof. In addition, if Mr. Schwartz is terminated without cause or, after a change in control, Mr. Schwartz elects to resign, he shall receive an additional payment equal to his annual base salary in effect at the time of such termination multiplied by the number of years remaining under his employment agreement. In addition, in the event of a change in control of the Company, Mr. Schwartz has the right at any time thereafter to cause the Company to repurchase any options granted him in connection with his services as an employee, officer, director at a purchase price equal to the difference between the closing price of the appropriate stock on the stock exchange on which the Company’s stock is listed, on the date immediately prior to the exercise of such rights, and the exercise price of such option. For one year following termination of Mr. Schwartz’s employment for any reason (other than termination by the Company without cause), Mr. Schwartz is prohibited from engaging in any business activity within the United States (or any other area in which the Company conducts substantial business operations) which competes with the Company’s business or solicit, directly or indirectly, any of the Company’s employees, customers or accounts. In the event of the death of Mr. Schwartz, the employment agreement provides that the Company shall pay his beneficiary or other designated person $350,000 less the amount of any insurance on Mr. Schwartz’s life which the Company has purchased.

The Company’s employment agreement with Mr. Yoshimoto provides that if he is terminated without cause or, after a change in control of the Company, Mr. Yoshimoto elects to resign, he shall receive an additional payment equal to his annual base salary multiplied by the number of years remaining under his employment agreement. In the event Mr. Yoshimoto’s employment is terminated, unless such termination is a result of the Company’s breach of the employment agreement, Mr. Yoshimoto is prohibited from engaging, directly or indirectly in any business activity within the United States which competes with the Company’s business, provided that he may own any class of securities of any corporation which is regularly traded on any stock exchange or over-the-counter market.

In the event of the death or disability of any of Messrs. Ortega, Garcia and Yoshimoto, the Company’s employment agreements with each Named Executive Officer provides that the Company shall pay such person, his designee or his beneficiary his monthly base salary in effect at the time of such event for a period of three months after such event. Mr. Burris’s employment agreement expired as of August 31, 2006 and, accordingly, he is not entitled to any post-termination benefits.

Set forth in the table below are reasonable estimates of the potential amounts payable to a Named Executive Officer assuming his employment was terminated without cause, in connection with a change in control of the Company or as a result of disability or death, in each case, based on a termination date of April 1, 2007.

Name	Termination Without Cause	Change in Control	Disability	Death
Joel A. Schwartz(1)	$2,422,300	$2,422,300	$1,744,500	$350,000
Jose I. Ortega	—	—	46,250	46,250
Juan C. Garcia	—	—	51,250	51,250
Taka Yoshimoto	410,018	410,018	51,250	51,250

(1)	If, on or after March 31, 2009, Mr. Schwartz’s employment agreement is not renewed or extended, Mr. Schwartz would receive a payment of $1,744,500.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Benihana of Tokyo, Inc. (“BOT”) owns shares representing approximately 25% of the votes represented by the Company’s Common Stock, which class elects 75% of the directors.

The Company sold an aggregate 800,000 shares of its Series B Preferred Stock to BFC Financial Corporation (“BFC”), a diversified holding company with operations in banking, real estate and other industries for $20 million. John E. Abdo, a director of the Company, is a director and Vice Chairman of the Board of BFC and is a significant shareholder of BFC. The sale of Series B Preferred Stock was completed in two tranches during fiscal years 2005 and 2006. The sale of Series B Preferred Stock resulted in net aggregate proceeds of $19,137,000 ($9,253,000 in fiscal 2005 and $9,884,000 in fiscal 2006).

BOT commenced a lawsuit in the Delaware Chancery Court against the Company, individuals who were then members of the Company’s Board of Directors and BFC, in connection with the closing of the $20.0 million sale of the Company’s Series B Preferred Stock to BFC. After a trial, the Chancery Court rejected all claims asserted against the Company and its directors finding that “the directors who approved the transaction did so, on an informed basis, acting in good faith and believing that they were acting in the best interests of Benihana.” Thereafter, BOT filed an appeal with respect to the decision of the Chancery Court, and on August 24, 2006, the Delaware Supreme Court issued an opinion affirming the trial court’s ruling in favor of the Company and the Board of Directors in all respects.

A trust, of which Kevin Y. Aoki, a director and former Vice President — Marketing of the Company, and Grace Aoki, and Kyle Aoki, Kevin’s siblings, are the trustees, is the owner of the BOT stock.

BOT owns a Benihana restaurant in Honolulu, Hawaii (the “Honolulu Restaurant”) and all rights to the Benihana name and trade names, service marks and proprietary systems outside the territory served by the Company which consists of the United States (except for rights related to the State of Hawaii) and Central and South America and the islands of the Caribbean Sea. The Company also granted to BOT a perpetual license to operate the Honolulu Restaurant and an exclusive license to own and operate Benihana restaurants in Hawaii. This license is royalty-free with respect to any Hawaiian restaurant beneficially owned by Rocky H. Aoki. The Company has a right of first refusal to purchase any Hawaiian restaurant or any joint venture or sublicensing thereof proposed to be made by BOT with an unaffiliated third party; and, in the event any Hawaiian restaurant is sold, sublicensed or transferred to a third party not affiliated with Rocky H. Aoki, the Company will be entitled to receive royalties from such restaurant equal to 6% of gross revenues.

In April 2006, the Company sold the assets of its sole Doraku restaurant to Aoki Group LLC, an entity indirectly controlled by Kevin Aoki, the Company’s former Vice President of Marketing and a member of the Board of Directors. The assets were sold for $539,000, after adjustment, as determined by an independent appraisal. The transaction was approved by the Board of Directors. Pursuant to the sale agreement, Kevin Aoki extended the non-competition provision of his employment agreement through August 31, 2008, but Mr. Aoki is permitted (i) to own, operate and manage Sushi Doraku restaurants in Hawaii and in Miami-Dade County, Florida, provided any such restaurants in Miami-Dade County are not within a seven mile radius of any existing or proposed restaurants then being operated by the Company or any of its subsidiaries or franchisees and (ii) to have an interest in any other additional Sushi Doraku restaurants with the prior written consent, not to be unreasonably withheld, of a committee of Benihana’s Board of Directors. Additionally, the Company paid Mr. Aoki approximately $56,000 upon his resignation from the Company, representing the remainder of his unearned salary under an employment agreement with a term expiring as of August 31, 2006. Consistent with SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” these items are reflected in the Company’s fiscal 2007 results. The financial impact of this transaction was nominal.

While the assets of the Doraku restaurant meet the definition of “discontinued operations,” as defined in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company has not segregated Doraku’s assets and results of operations, as the amounts are immaterial. Assets held for sale at March 26, 2006, totaled $499,000, and net income (loss) totaled approximately $41,000, $24,000 and $(296,000) for fiscal years 2007, 2006 and 2005, respectively.

Darwin C. Dornbush, the Company’s Secretary and a retired Director of the Company, is a partner at Dornbush Schaeffer Strongin & Venaglia, LLP, formerly known as Dornbush Schaeffer Strongin & Weinstein, LLP, a law firm which has performed and continues to perform significant legal services for the Company. In the fiscal years 2007, 2006, and 2005, the Company incurred approximately $841,000, $660,000 and $650,000, respectively, in legal fees and expenses to Dornbush Schaeffer Strongin & Venaglia, LLP.

PROPOSAL 2
ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN

The Board of Directors has adopted and recommends the adoption of the Company’s proposed 2007 Equity Incentive Plan (the 2007 Plan) pursuant to which options and stock awards, stock appreciation rights and stock equivalent units may be granted (each, an Award).

Philosophy

The Company has historically granted equity incentives in the form of stock options; however, the Board of Directors recognizes that competition for executive talent continues to be highly competitive and that the market trend is to offer alternative awards, including restricted stock as well as stock-based forms of compensation. We believe that adoption of the 2007 Plan is necessary to remain competitive within our industry and to continue to be able to attract and retain employees. In addition, we believe that the adoption of the 2007 Plan, which provides alternative forms of equity grants, including grants which can be made subject to performance based vesting, will provide the Compensation and Stock Option Committee with more flexibility in establishing appropriate compensation packages for employees.

In order to provide the most flexibility in determining the types of Awards that will be available for grant, we have determined that all future Awards should be granted under the 2007 Plan. Accordingly if the stockholders approve the adoption of the 2007 Plan, the number of shares of Class A Stock (each, a Share) available for association with Awards under the 2007 Plan shall be 1,500,000 and we will no longer be authorized to grant options under our 2003 Directors’ Stock Option Plan, our 2000 Employees Class A Stock Option Plan, our 1997 Employees Class A Stock Option Plan, and our Amended and Restated Directors’ Stock Option Plan (together, the Prior Option Plans). As of September 18, 2007, there were 1,625,931 Shares underlying options which remained available for grant under our Prior Option Plans. All outstanding options issued under such Prior Options Plans will not be affected and will continue to be outstanding in accordance with their terms and the terms of the Prior Option Plan pursuant to which they were issued.

The following description of the 2007 Plan is qualified in its entirety by reference to such 2007 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated by reference herein.

Administration

The 2007 Plan shall be administered by a Committee composed of three independent directors of the Board. Subject to the terms and conditions of the 2007 Plan, the Committee is authorized to determine to whom among the eligible persons Awards shall be granted, the number of Shares covered by or associated with an Award, the terms of each Award, and whether any Option is intended to be an ISO or a NSO. In addition the Committee has authority to interpret and specify rules and regulations relating to the 2007 Plan.

Eligibility

All of our employees and non-employee directors are eligible to participate in the 2007 Plan. Currently we have seven non-employee directors and approximately 5,000 employees. In making the determination as to employees to whom Awards shall be granted and as to the number of Shares to be covered by or associated with such Awards, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the 2007 Plan.

Shares Available for Issuance

If the 2007 Plan is approved by our stockholders, the number of shares with respect to which Awards may be granted under the 2007 Plan is 1,500,000 Shares. The following Shares may also be used for issuance of Awards under the 2007 Plan: (i) Shares which have been forfeited under a Stock Grant; and (ii) Shares which are allocable to the unexercised portion of an Option, SAR (other than a Tandem SAR) or Stock Unit issued under the 2007 Plan which has expired or been terminated. As indicated above, upon adoption of the 2007 Plan, we will no longer be authorized to grant options under the Prior Option Plans. Each Share associated with an Award will count as one Share against the total number of shares available for issuance under the 2007 Plan, provided that each Share associated with a Tandem SAR and the associated Option will only count as one share against the total number of shares available for issuance under the 2007 Plan. The closing price of a share of Class A Stock listed on the NASDAQ on September 25, 2007 was $17.53.

Per-Person Award Limitations

Under the 2007 Plan, the number of Shares with respect to which Awards may be granted to any individual may not exceed 200,000 during any calendar year.

Types and Terms of Awards

The Committee is authorized to grant the following types of awards under the 2007 Plan: Stock Options (Options), including Incentive Stock Options (ISOs) and Non-Incentive Stock Options (NSOs); Stock Appreciation Rights (SARs); Restricted Stock Grants (Stock Grants); and Stock Equivalent Units (Stock Units).

Options.  The Committee is authorized to grant Options, including ISOs which can result in potentially favorable tax treatment to the option holder and NSOs. The exercise price of an Option is determined by the Committee at the time of grant and may not be less than the fair market value of the Shares on the date the Option is granted. Options will vest (i.e., become first exercisable) in accordance with a schedule approved by the Committee and set forth in the Award Agreement. The term of Options granted to employees may not exceed ten years. The exercise price of Options is payable in cash, in Shares or in a combination of the two, as set forth in the individual Award agreement.

Automatic Grant of Options and Restricted Stock Grants to Non-Employee Directors.  A grant of Options covering 10,000 Shares will automatically be granted to non-employee directors annually on the date of the Company’s Annual Meeting of Stockholders from and after the approval of the 2007 Equity Incentive Plan by the stockholders. The option grant will vest over a two year period as to one-third of the shares covered by the grant on the six month anniversary at the date of the grant and as to an additional one-third on each of the first and second annual anniversaries at the date of the grant. Each Option granted to non-employee directors will have a term of ten years, have an exercise price equal to the fair market value of a Share on the date of grant and will remain exercisable for three months (or its stated term if shorter) following a director’s termination of service.

SARs.  SARs grant the holder a right to receive an amount payable in cash or stock equal to the appreciation in price of our Shares over a specified time period. SARs may be granted alone or in tandem with Options. SARs will have a maximum term of ten years and an exercise price of not less than the fair market value of a Share on the date of the SAR grant. No dividends or dividend equivalents will be paid under SARs.

Stock Awards.  Stock Awards are grants of restricted stock which vest upon the satisfaction of conditions, which may be based on performance factors or continued service for a specified period of time as determined by the Committee and set forth in an individual Award agreement. The individual Award agreement will also specify appropriate consideration for the Stock Award and a Stock Award may be issued for no cash or a minimal cash consideration as required by applicable law.

Stock Units.  Stock Units grant the recipient a right to receive an amount payable in cash or stock equal to the fair market value of our Shares on the settlement date subject to the satisfaction of performance-based conditions or continued service over a specified period of time as determined by the Compensation and Stock Option Committee and as set forth in the individual Award agreement. The term of Stock Units shall not exceed ten years. Stock Units will be structured to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the Code). No dividends or dividend equivalents will be paid under Stock Units.

Post-Termination Treatment of Awards.  Generally, unless otherwise provided in the Award Agreement by the Committee, in the event of a termination of an employee’s employment for any reason other than death, Disability or Retirement (as such terms are defined in the 2007 Plan), Options and SARs, to the extent exercisable, will remain exercisable for three months from such date or until the expiration of the stated term of such Option, whichever period is shorter. The Plan provides special rules for exercisability upon a termination of employment as a result of death, Disability or Retirement as defined in the Plan. Unless otherwise provided by the Committee, in the event of termination of an employee’s employment for any reason, Stock Awards are forfeited on the date of termination of an employee’s employment to the extent the conditions applicable to such Award have not been satisfied. Subject to compliance with Section 409A of the Code, all Stock Units are to be settled within 75 days of the settlement date set forth in such individual Award agreement. Additionally, all Awards terminate immediately upon termination of employment as a result of gross misconduct or upon a breach of a contractual or other obligation to the Company as established in the individual Award agreement.

Amendments, Adjustments & Termination.  The Board may modify, amend or terminate the 2007 Plan, so long as that action does not impair any participant’s rights under any outstanding Award without the consent of such affected participant. The Board may not amend the 2007 Plan without the approval of the stockholders, to the extent such approval is required under applicable NASDAQ and SEC rules. In the event of a change to our capitalization, the Committee has authority to make adjustments, in accordance with the terms of the 2007 Plan, as appropriate and pursuant to applicable laws requiring stockholder approval. The 2007 Plan terminates on September 17, 2017 unless earlier terminated by the Board. No Awards will be granted under the Plan after termination however, the term and exercise of Awards granted before termination may extend beyond the termination date.

Future Plan Benefits

Subject to stockholder approval of this Proposal 2, pursuant to the terms of the 2007 Plan, each non-employee director shall be granted an Automatic Annual Option Grant. Currently the Company has six continuing non-employee directors, all of whom if re-elected will be eligible to receive an Automatic Option Grant on the day of the 2007 Annual Stockholder Meeting, assuming approval of this Proposal 2. In addition the Company has one director nominee, who if elected would be a non-employee director eligible to receive the Automatic Option Grant, and accordingly has been included as a non-employee director for purposes of the below table. The table below sets forth the number of options and the value of the Automatic Annual Option Grants to non-employee directors as a group.

NEW PLAN BENEFITS
2007 Equity Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units (#)(2)
All Non-Employee Directors as a Group	$1,227,100	70,000

(1)	Dollar value is determined based on the closing price of a share of Class A Stock listed on the NASDAQ on September 25, 2007, of $17.53.

(2)	Represents the number of shares of Class A Stock underlying the Annual Automatic Option Grants. All other grants under the 2007 Equity Incentive Plan are within the discretion of the Board of Directors and the Committee and the benefits of such grants are, therefore, not determinable.

Federal Income Tax Consequences

The following is a general explanation of the U.S. federal income tax consequences to Awardees under the 2007 Plan who are subject to tax in the United States. The following is intended for the general information of stockholders considering how to vote with respect to the 2007 Plan and not as tax guidance to participants in the 2007 Plan. The following is not intended to be complete and does not take into account federal employment taxes or state, local or foreign tax implications. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. In addition, different tax rules may apply in light of variations in transactions that are permitted under the 2007 Plan (such as payment of the exercise price by surrender of previously owned shares).

Incentive Stock Options (“ISOs”).  Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year, an individual can receive an unlimited number of ISOs during any calendar year. However, the aggregate fair market value (determined at the time of option grant) of shares with respect to which ISOs first become exercisable by an Awardee during any calendar year (under all of the Company’s Plans) cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of that dollar limit.

The grant and exercise of an ISO will not result in income for the Awardee or an income tax deduction for the Company. (However, the excess of fair market value of the shares on the exercise date over the exercise price is an item of tax preference, potentially subject to the alternative minimum tax.) The sale or other taxable disposition of shares acquired upon an ISO exercise will not result in ordinary income by the Awardee if the Awardee (i) does not dispose of the shares within two years from the date of option grant or within one year from the date of option exercise, and (ii) the Awardee is an employee of the Company or one of its subsidiaries from the date of option grant and through the date which is three months before the exercise date (the “Holding Requirements”). If the Holding Requirements are met, gain realized on the sale or other taxable disposition of the shares will be subject to tax as long-term capital gain and the Company would not be entitled to any income tax deduction.

If the Awardee disposes of shares acquired upon the ISO exercise without satisfaction of the Holding Requirements, the disposition will be a “disqualifying disposition” and the Awardee will recognize at the time of such disposition (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount realized on such disposition, and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the shares on the date of exercise. Notwithstanding the foregoing, if the Awardee dies prior to the option exercise but the Awardee was an employee of the Company or one of its subsidiaries from the date of option grant and through the date which is three months before the date of death, then the Holding Requirements will not apply to a sale or other taxable disposition of the shares by the estate of the Awardee or by a person who acquired the option from the Awardee by bequest or inheritance. The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Awardee at the time such income is recognized.

Non-Incentive Stock Options (“NSOs”).  Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year, there is no limit on the aggregate fair market value of stock covered by NSOs that may be granted to an Awardee or on the aggregate fair market value of NSOs that first become exercisable in any calendar year. Generally, the Awardee will not recognize income and no income tax deduction will be allowed to the Company upon the grant of an NSO. Upon the exercise of an NSO, the Awardee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of option exercise over the exercise price, and the Company generally will be entitled to an income tax deduction in the same amount. The Company will be required to ensure that any applicable withholding and payroll tax requirements are satisfied. Any difference between the higher of such fair market value or the option exercise price and the price at which the Awardee sells the shares will be taxable as short-term or long-term capital gain or loss.

Stock Appreciation Rights (“SARs”).  An Awardee should not be taxed at the time an SAR is granted nor should the Company receive an income tax deduction with respect thereto. Upon exercise of an SAR, the Awardee will recognize ordinary income (treated as compensation) in an amount equal to the cash or the fair market value of the shares received. The Company generally will be entitled to a corresponding income tax deduction at the time that the Awardee recognizes the ordinary income. The Company will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

Stock Awards.  An Awardee receiving a Stock Award subject to time or performance-based vesting conditions will not recognize any income at the time of grant in the absence of a Section 83(b) election (described below). The Awardee generally will recognize ordinary income at the time the vesting conditions expire, in an amount equal to the excess of the fair market value of the shares on that date over the amount (if any) paid by the Awardee for the shares. For purposes of determining gain on a sale of the shares, (i) the Awardee’s tax basis in the shares will be equal to the amount included in income upon the expiration of the vesting conditions plus the amount (if any) paid for the shares, and (ii) the Awardee’s holding period for the shares will begin when the vesting conditions expire. Any sale or other disposition of the shares will result in long-term or short-term capital gain. With respect to a Stock Award that is subject to time or performance-based vesting conditions, an Awardee may be able to make an election under Section 83(b) of the Code to be taxed at the time of the Stock Award. In that event the Awardee would recognize as ordinary income the excess of the fair market value of the shares as of the date of grant over the amount (if any) paid by the Awardee for the shares and the Awardee’s holding period would begin at the time of the Award. The Company generally will be entitled to a corresponding income tax deduction at the time ordinary income is recognized by the Awardee. The Company will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

Stock Unit Awards.  An Awardee who is awarded Stock Units generally will not recognize any income, and the Company generally will not receive an income tax deduction, until the Awardee receives the shares or cash distributed pursuant to the Award, at which time the fair market value of the shares or the amount of cash received generally will be ordinary income to the Awardee. The Company generally will be entitled to a corresponding income tax deduction at the time that the Awardee recognizes the ordinary income. The Company will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

Section 162(m) Limit.  Under Section 162(m) of the Code, the Company is not entitled to an income tax deduction for compensation paid to any of the Company’s five most highly compensated executive officers that is in excess of $1 million per year, unless such compensation is “performance-based compensation.” The 2007 Plan has been structured with the intent that Awards granted under the 2007 Plan may meet the requirements for performance-based compensation under Section 162(m) of the Code, including compensation derived from the exercise of Options and SARs (if granted at a fair market value exercise price) and other Awards that are granted, vest or become exercisable upon the achievement of pre-established, objectively determinable targets based on performance criteria. Awards which satisfy these standards generally should be deductible as performance-based compensation and should not be subject to the limitation on deductibility under Section 162(m) of the Code.

Section 409A.  Section 409A of the Code does not apply to ISOs, NSOs and SARs that are issued at fair market value (provided there is no deferral of income beyond the exercise or settlement date) or to Stock Awards. Section 409A of the Code may apply to Stock Unit Awards. However, Stock Unit Awards granted under the 2007 Equity Incentive Plan are intended to comply with Section 409A of the Code to the extent applicable.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of April 1, 2007. If the 2007 Plan is adopted the shares listed in column (c) of this table will no longer be available for issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(a)(2)	Weighted-average exercise price of outstanding options, warrants and rights ($)(b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(c)(2)(3)
Equity compensation plans approved by security holders(1)	1,034,865	$13.84	1,083,954
Equity compensation plans not approved by security holders(4)	5,750	7.83	—
Total	1,040,615	$13.81	1,083,954

(1)	Represents securities authorized for issuance and not yet issued as of April 1, 2007 under the Company’s 2003 Directors’ Stock Option Plan, 2000 Employees Class A Stock Option Plan, Amended and Restated Directors’ Stock Option Plan (1997) and 1997 Employees Class A Stock Option Plan. The Amended and Restated Directors’ Stock Option Plan and 1997 Employees Class A Stock Option Plan each expire on October 29, 2007.

(2)	Table does not reflect the Company’s stock split, paid on June 15, 2007, of one-half of one share of Common Stock for each outstanding share of Common Stock and each outstanding share of Class A Common Stock to holders of record on June 1, 2007.

(3)	Based on outstanding options under the Company’s equity compensation plans described in footnote 1 of this table. If the 2007 Plan is approved by the stockholders, these shares will no longer be available for issuance.

(4)	Represents options granted to Norman Becker pursuant to a stock option agreement dated as of February 9, 2001, which provides for the grant of an option to purchase 5,000 shares of Class A Common Stock (as adjusted in the event any changes in the Company’s outstanding stock; e.g., due to a stock dividend or merger) at an exercise price of $9.00 per share and having a term of ten years from the date of such agreement. One-third of such options were immediately exercisable and one-third vested on each of the first and second anniversaries of the date of the grant.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE 2007 EQUITY INCENTIVE PLAN.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
ACCOUNTANT FIRM FEES AND SERVICES

The firm of Deloitte & Touche LLP, or its predecessor Touche Ross & Co., has audited the financial statements of the Company and its predecessor since its formation in 1982 and the Board of Directors desires to continue the services of that firm for the current fiscal year ending March 30, 2008 and expects to continue to do so in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU RATIFY THE APPOINTMENT BY THE BOARD OF DELOITTE & TOUCHE LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

The following table sets forth fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal years 2006 and 2007, and fees billed for other services rendered by Deloitte & Touche LLP.

	2006	2007
Audit Fees(1)	$707,925	$713,867
Audit Related Fees(2)	8,000	24,535
Tax Fees(3)	-0-	-0-
All Other Fees	-0-	-0-

(1)	The audit fees consisted of the audit of the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K and reviews of its interim financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	The audit related fees consisted of services incurred for the audit of the Company’s Employee Benefit Plan.

(3)	The Audit Committee has determined that the provisions of all non-audit services performed for the Company by Deloitte & Touche LLP are compatible with maintaining that firm’s independence.

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent auditor is permitted to perform for the Company under applicable federal security regulations. While it is the general policy of the Audit Committee to make such determinations at full Audit Committee meetings, the Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee, provided that all such decisions are presented to the full Audit Committee at its next regularly scheduled meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders.

ANNUAL REPORT

The Company’s 2007 Annual Report is enclosed with this Proxy Statement.

FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, UPON WRITTEN REQUEST DIRECTED TO JUAN C. GARCIA, ASSISTANT SECRETARY, AT 8685 NORTHWEST 53RD TERRACE, MIAMI, FLORIDA 33166, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) FOR THE FISCAL YEAR ENDED APRIL 1, 2007. THE COMPANY’S ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT THE COMPANY’S WEBSITE (WWW.BENIHANA.COM).

Date:	October 2, 2007

Order of the Board of Directors

/s/ Darwin C. Dornbush
By: Darwin C. Dornbush, Secretary

APPENDIX A

BENIHANA, INC.
2007 EQUITY INCENTIVE PLAN

1.  The Plan. This 2007 Equity Incentive Plan (the “Plan”) is intended to encourage ownership of stock or stock equivalents of Benihana, Inc. (the “Company”) by employees and non-employee directors of the Company and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Company.

2.  Types of Awards. The following types of awards (each, an “Award”) may be granted: (a) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) options not intended to qualify as ISOs (“NSOs” and together with ISOs, “Options”), (c) stock appreciation rights (“SARs”), (d) stock grants (“Stock Grants”), and (e) stock equivalent units (“Stock Units”).

3.  Stock Subject to the Plan. Subject to the provisions of Section 12 hereof, the total number of shares of Class A Common Stock, par value $.10 per share, of the Company (each, a “Share”) which may be issued pursuant to Awards granted under the Plan is 1,500,000, of which a maximum of 1,000,000 may be issued upon the exercise of ISOs. Upon approval of the Plan, no further options will be available for grant under any prior option plan including the 2003 Directors’ Stock Option Plan and the 2000 Employees Class A Common Stock Option Plan. Shares issued under the Plan may be authorized but unissued Shares or Shares held as treasury stock. The following Shares may be used for further issuance of Awards under the Plan: (i) Shares which have been forfeited under a Stock Grant, (ii) Shares which are allocable to the unexercised portion of an Option which has expired or been terminated, and (iii) Shares which are allocable to an unexercised SAR (other than a Tandem SAR) or an unexercised Stock Unit which has expired or been terminated. Each Share issuable upon exercise of an Option or subject to a Stock Grant and each Share as to which an SAR or a Stock Unit is associated shall be counted as one Share at the time of grant for purposes of the limit set forth under this Section and the limit set forth under Section 6(b). With respect to the combination of a Tandem SAR and an Option, where the exercise of the Tandem SAR or the Option results in the cancellation of the other, each Share associated with a Tandem SAR and the associated Option will only count as one Share at the time of grant for purposes of the limits set forth in this Section and in Section 6(b).

4.  Administration. The Plan shall be administered by a committee (the “Committee”) composed of no fewer than three (3) members of the Board of Directors of the Company (the “Board”) each of whom meets the definition of “outside director” under the provisions of Section 162(m) of the Code, the definition of “independence” under the provisions of Section 4200(a)(15) of the NASDAQ Marketplace Rules (or the comparable rule on any national securities exchange on which the Shares are listed) and the definition of “non-employee director” under the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or rules and regulations promulgated thereunder. Except as otherwise provided herein, the Committee shall have plenary authority in its discretion, among other things, to determine to whom among the eligible persons Awards shall be granted, the number of Shares covered by or associated with an Award, the terms of each Award, and whether any Option is intended to be an ISO or an NSO. The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation, construction and administration by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding on recipients of Awards hereunder.

5.  Eligibility. All employees and non-employee directors of the Company and its subsidiaries (including subsidiaries which become such after adoption of the Plan) shall be eligible for Awards under the Plan. In making the determination as to employees to whom Awards shall be granted and as to the number of Shares to be covered by or associated with such Awards, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. The adoption of the Plan shall not be deemed to give any employee any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee. Neither the Plan nor any Award granted hereunder is intended to or shall confer upon any Grantee any right with respect to continuation of employment by the Company or any of its subsidiaries.

6.  Certain Limits on Awards

(a)  Limit on ISOs. The aggregate Fair Market Value (determined as of the date of the Option grant) of Shares with respect to which ISOs granted to an employee (whether under the Plan or under any other stock option plan of the Company or its subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000 (or such other amount as the Internal Revenue Service may decide from time to time for purposes of Section 422 of the Code). If any grant of Options is made to a Grantee in excess of the limits provided in the Code, the excess shall automatically be treated as an NSO. Only employees of the Company or any of its subsidiaries shall be eligible to receive the grant of an ISO.

(b)  Limit on all Awards. The number of Shares with respect to which an employee may be granted Awards under the Plan during any calendar year shall not exceed 200,000, subject to the provisions of Section 12.

7.  Grant of Options to Non-Employee Directors.

(a)  Annual Grant. Commencing on or after the Effective Date, each person who is serving as a non-employee director at the conclusion of any Annual Stockholders Meeting of the Company shall be automatically granted an Option to purchase 10,000 Shares. Each Option granted pursuant to this Section shall contain those terms applicable to an Option grant to a non-employee director as set forth in Section 8 hereof and, subject to Section 8(g), shall become exercisable as to 3,333 of the Shares covered thereby on the date which is six months after the date of such grant, as to 3,333 of the Shares covered thereby on the first anniversary of the grant of such Option and as to the balance of such Shares on the second anniversary of the grant of such Option.

(b)  Termination of Grants Under Existing Plan. No options shall be granted pursuant to the provisions of the 2003 Directors’ Stock Option Plan on or after the Effective Date.

8.  Terms and Conditions of Options. Options granted under the Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)  Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the “Option Agreement”) which shall clearly identify the status of the Option granted (i.e., whether an ISO or an NSO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option as the Committee shall deem advisable.

(b)  Stated Term. The term of each Option granted to an employee shall be for no more than ten years from the date of grant, or no more than five years in the case of an ISO granted to a 10% Holder (as such term is defined in Section 17), but may be for a lesser period or be subject to earlier termination as provided by the Committee, the provisions of the Plan or the Option Agreement. The term of each Option granted to a non-employee director shall be ten years from the date of grant, subject to earlier termination as provided by the provisions of the Plan or the Option Agreement.

(c)  Option Exercise Price. Each Option shall state a per share option exercise price, which shall not be less than 100% of the Fair Market Value of a Share on the date of the Option grant, nor less than 110% of such Fair Market Value in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder. The Fair Market Value of Shares shall be determined by the Committee based upon (i) the average of the high and low prices of the Shares on a particular date or for a particular period as reported by the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System, or (ii) such other measure of fair market value as may reasonably be determined by the Board (but consistent with the rules under Section 409A of the Code). “Fair Market Value” as used throughout the Plan shall mean the fair market value as determined in accordance with this Section.

(d)  Exercise of Options. An Option may be exercised from time to time as to any part or all of the Shares as to which it is then exercisable in accordance with its terms, provided, however, that an Option may not be exercised as to fewer than 100 shares at any time (or for the remaining shares then purchasable under the Option, if fewer than 100 shares). In addition, except as otherwise provided by the Committee, Options granted to employees may not be exercised prior to the expiration of six months from the date of Option grant. The Option exercise price shall be paid in full at the time of the exercise thereof in cash, provided that the Committee may in its discretion (to the extent permitted by applicable law) permit the Grantee to pay the exercise price (i) from cash proceeds received under a broker-assisted contemporaneous sale of shares of Stock issued pursuant to such Option exercise, or (ii) by delivering to the Company certificates (or submitting such certificates by attestation) representing Shares with a Fair Market Value (determined as of the date preceding the exercise date) equal to such exercise price, provided that such Shares have been owned by the Grantee for six months and subject to such other restrictions as may be specified by the Company, or (iii) by a combination of cash, proceeds from the contemporaneous sale pursuant to clause (i) above, and the delivery of Shares pursuant to clause (ii) above. The holder of an Option shall not have any rights as a stockholder with respect to the Shares issuable upon exercise of an Option prior to the date of exercise.

(e)  Non-Transferability of Options. Except as provided in the following sentence, an Option shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by him or his legal representative. The Committee shall have discretionary authority to grant NSOs which will be transferable by the Grantee by gift to members of the Grantee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners. A transferred NSO shall be subject to all of the same terms and conditions of the Plan and the Option Agreement as if such NSO had not been transferred.

(f)  Termination of Employment.

(i)  Employment Termination Date. For purposes of the Plan, the date on which a Grantee ceases to be employed by the Company or any of its subsidiaries for any reason following the grant of an Award is referred to as the “Employment Termination Date.”

(ii)  Termination of Employment. Except as otherwise determined by the Committee, the number of Shares which may be purchased upon the exercise of an Option granted to an employee shall not exceed the number of Shares as to which such Option was exercisable pursuant to the Plan and the Option Agreement as of the Employment Termination Date. Upon the termination of the employment of a Grantee as a result of death, Disability or Retirement, the Option shall remain exercisable by the Grantee, or by the Grantee’s estate or heirs, for a period of twelve (12) months following the Grantee’s Employment Termination Date (or, if shorter, the remainder of the Option term as set forth in the Option Agreement), provided that in the case of a termination as a result of Disability or Retirement, such Grantee was employed by the Company or any of its subsidiaries for a period of at least one year following the grant of the Option and prior to the Employment Termination Date or as otherwise determined by the Committee. Except as otherwise set forth in the preceding sentence or in the Option Agreement, an Option granted to an employee shall remain exercisable for three (3) months (or, if shorter, the remainder of the Option term as set forth in the Option Agreement) following such employee’s Employment Termination Date. For purposes of the previous sentence only, with respect to NSO grants only, an employee who continues to provide services to the Company as a non-employee director of the Company or as a consultant to the Company following termination of his employment by the Company or its subsidiary shall be deemed to continue to be an employee of the Company for the period of such provision of services or consultancy.

(iii)  Other Limitations. Notwithstanding anything to the contrary in this Section 8(f), if the employment of a Grantee is terminated by the Company or any of its subsidiaries for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards, all rights under the Option shall terminate on the Employment Termination Date. In addition to the foregoing, the Committee may impose such other limitations and restrictions on the exercise of an Option following the Employment Termination Date as it deems appropriate, including a provision for the termination of an Option in the event of the breach by the Grantee of any of his or her contractual or other obligations to the Company.

(iv)  Certain Definitions used herein. The term “Retirement” as used herein shall mean the termination of the employment of a Grantee with the Company or its subsidiary (other than as a result of death or Disability or willful misconduct or activity deemed detrimental to the interests of the Company as determined by the Company) on or after (A) the Grantee’s 65th birthday or (B) the Grantee’s 55th birthday if the Grantee has completed ten years of service with the Company or any of its subsidiaries. The term “Disability” as used herein shall have the meaning ascribed to “permanent and total disability” as set forth in Section 22(e)(3) of the Code.

(g)  Termination of Service of a Non-Employee Director. Upon the termination of service to the Company of a non-employee director for any reason, the number of Shares which may be purchased upon the exercise of an Option granted to such director pursuant to Section 7(a) shall not exceed the number of Shares as to which such Option was exercisable pursuant to the Plan and the Option Agreement as of the date on which the Grantee ceased to serve as a director of the Company. Except as provided in the following sentence, in the event of the termination of service to the Company of a non-employee director, any Option granted to such director pursuant to Section 7(a) shall remain exercisable for three (3) months (or, if shorter, the remainder of the Option term as set forth in the Option Agreement). In the event of the termination of service to the Company of a non-employee director as a result of death, any option granted to such non-employee director pursuant to Section 7(a) shall remain exercisable for twelve (12) months (or, if shorter, the remainder of the Option term as set forth in the Option Agreement) by the Grantee’s estate or heirs.

9.  Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights, which entitle a Grantee to receive the appreciation in the Fair Market Value of Shares (a “SAR”), granted under the Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)  Form of SAR. Each SAR granted pursuant to the Plan shall be evidenced by an agreement (the “SAR Agreement”) which shall be in such form as the Committee shall from time to time approve. SARs may be granted alone (a “Freestanding SAR”) or in combination with an Option (a “Tandem SAR”).

(b)  Grant and Term of SARs. The term of a Freestanding SAR shall be for no more than ten years from the date of grant, but may be for a lesser period or be subject to earlier termination as provided by the Committee or the provisions of the Plan or SAR Agreement. Any Tandem SAR must be granted at the same time as the related Option is granted, and such Tandem SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Tandem SAR granted with respect to less than the full number of Shares covered by the related Option shall not be reduced until the number of Shares then issuable upon exercise of the related Option is equal to or less than the number of Shares covered by the Tandem SAR.

(c)  SAR Exercise Price. Each SAR Agreement shall state a per Share exercise price, which shall be not less than 100% of the Fair Market Value of a Share on the date of the SAR grant.

(d)  Exercise and Value of SARs. An SAR may be exercised from time to time to the extent it is then exercisable in accordance with its terms. No SAR shall be exercised prior to the expiration of six months from the date of the SAR grant. Upon exercise of a Freestanding SAR, the holder will be entitled to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of the exercise less the exercise price, multiplied by the number of Shares covered by such Freestanding SAR. Upon the exercise of a Tandem SAR, the holder may surrender any related Option or portion thereof which is then exercisable and elect to receive in exchange therefor cash or Shares in an amount equal to the excess of the Fair Market Value of such Share on the date of the exercise less the exercise price, multiplied by the number of Shares covered by the related Option or the portion thereof which is so surrendered. Any Option related to a Tandem SAR shall no longer be exercisable to the extent the related Tandem SAR has been exercised. No fractional Shares shall be issued hereunder.

(e)  Payment of SAR. Payment of an SAR shall be in the form of Shares, cash or any combination of Shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the SAR or at the time of exercise of the SAR. All Shares issued upon the exercise of an SAR shall be valued at the Fair Market Value of such Shares at the time of the exercise of the SAR.

(f)  Transfer of SARs. All SARs shall be subject to the same restrictions on transfer as are applicable to NSOs pursuant to Section 8(e), provided that Tandem SARs will not be transferable separately from the related Option, and provided further that Tandem SARs associated with ISOs will not be transferable other than by will or the laws of descent and distribution.

(g)  Termination of Employment. The terms and conditions relating to the treatment of Options following a termination of employment as set forth in Section 8(f) shall apply to SARs, and the holders of SARs shall have the same rights and be subject to the same restrictions and limitations as Grantees pursuant to such Section.

(h)  No Dividends or Dividend Equivalents. Notwithstanding anything to the contrary herein, no dividends or dividend equivalents will be payable with respect to outstanding SARs.

10.  Terms and Conditions of Stock Grants. Stock Grants awarded under the Plan shall be made subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)  Form of Grant. Each Stock Grant shall be evidenced by an agreement (the “Stock Grant Agreement”), in such form as the Committee shall approve, which Agreement shall be subject to the terms and conditions set forth in this Section 10 and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

(b)  Number of Shares Subject to an Award; Consideration. The Stock Grant Agreement shall specify the number of Shares subject to the Stock Grant. A Stock Grant shall be issued for such consideration as the Committee may determine and may be issued for no cash consideration or for such minimum cash consideration as may be required by applicable law.

(c)  Conditions. Each Stock Grant shall be subject to such conditions as the Committee shall establish (the “Conditions”), which may include, but not be limited to, conditions which are based upon the continued employment of the Grantee over a specified period of time, or upon the attainment by the Company of one or more measures of the Company’s operating performance, such as earnings, revenues, financial return ratios, total stockholder return or such other measures as may be determined by the Committee (the “Performance Conditions”), or upon a combination of such factors. Measures of operating performance may be based upon the performance of the Company or upon the performance of a defined business unit or function for which the Grantee has responsibility or over which the Grantee has influence. The Grantee shall have a vested right to the Shares subject to the Stock Grant to the extent that the Conditions applicable to such Stock Grant have been satisfied. A Grantee shall forfeit all of his right, title and interest in and to any Shares subject to a Stock Grant in the event that (and to the extent that) such Conditions are not satisfied.

(d)  Limitations on Transferability. As used herein, the term “Restricted Period” means, with respect to any Shares subject to a Stock Grant, the period beginning on the Award Date and ending on the date on which the Conditions applicable to the Stock Grant have been met. During the Restricted Period, the Grantee will not be permitted to sell, transfer, exchange, pledge, assign or otherwise dispose of any Shares subject to the Stock Grant (except for Shares as to which the Grantee’s rights have vested); provided, however, that the Committee in its discretion may permit the transfer by the Grantee by gift of Shares to members of the Grantee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners, it being understood that any Shares so transferred shall remain subject to all of the terms and conditions of the Plan and the applicable Stock Grant Agreement as if the Shares had not been transferred. Except as provided in the preceding sentence, any attempt to transfer Shares subject to a Stock Grant prior to the Conditions applicable to such Stock Grant being satisfied shall be ineffective.

(e)  Termination of Employment. Upon termination of employment during the Restricted Period for any reason, all Shares subject to a Stock Grant as to which the Conditions have not lapsed or been satisfied or waived shall be forfeited by the Grantee and shall be retired by the Company and shall acquire the status of treasury shares as of the Employment Termination Date. The Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all time-based or continuous service Conditions or Performance Conditions with respect to all or part of such employee

Grantee’s Stock Grant, except as to any Stock Grant that is intended to constitute “performance-based compensation” under Section 162(m) of the Code, and provided the Committee may not exercise such discretion in connection with a termination of employment for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards.

(f)  Rights as a Stockholder. Except as otherwise provided herein or as the Committee may otherwise determine, a Grantee of a Stock Grant shall have all of the rights of a stockholder of the Company, including the right to vote the Shares subject to a Stock Grant and to receive dividends and other distributions thereon, provided that distributions in the form of Shares shall be subject to all of the terms and conditions of the Plan and the Stock Grant Agreement.

11.  Terms and Conditions of Stock Equivalent Units. Stock Equivalent Units, which entitle a Grantee to receive the Fair Market Value of the Shares upon the Settlement Date (as defined below) subject to satisfaction of any applicable Conditions (a “Stock Unit”), granted under the Plan shall be made subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)  Form of Grant. Each Stock Unit shall be evidenced by an agreement (the “Stock Unit Agreement”), in such form as the Committee shall approve, which Agreement shall be subject to the terms and conditions set forth in this Section 11 and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

(b)  Number of Shares Subject to an Award; Consideration. The Stock Unit Agreement shall specify the number of Shares associated with the Stock Unit. A Stock Unit shall be issued for such consideration as the Committee may determine and may be issued for no cash consideration or for such minimum cash consideration as may be required by applicable law.

(c)  Term and Conditions. The term of a Stock Unit shall be for no more than ten years from the date of grant, but may be for a lesser period or be subject to earlier termination as provided by the Committee, the provisions of the Plan or the Stock Unit Agreement. Each Stock Unit shall be subject to such Conditions as the Committee shall establish, including time-based and Performance Conditions.

(d)  Value and Payment. The value of a Stock Unit shall be determined based on the Fair Market Value of a Share on the Settlement Date, multiplied by the number of Shares associated with the Stock Unit. The “Settlement Date” shall be the earlier of the date designated as the “Payment Date” in the Stock Unit Agreement or the Grantee’s Employment Termination Date. Settlement shall be completed by the Company as soon as practicable, but no later than seventy-five (75) days following the Settlement Date, subject however, to the provisions of Section 11(h) below. Stock Units may be settled in Shares or in cash or any combination of the two, or in any other form of consideration as determined by the Committee.

(e)  Limitations on Transferability. The Grantee may not assign the Stock Unit Agreement or transfer, pledge, assign or otherwise dispose of any of his or her rights under the Stock Unit Agreement, except that the Committee in its discretion may permit the Grantee to transfer the Agreement by gift to members of the Grantee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are owners, it being understood that any Agreement so transferred shall remain subject to all of the terms and conditions of the Plan as if such Agreement had not been transferred. Except as provided in the preceding sentence, any attempt to transfer the Stock Unit Agreement or transfer the Grantee’s rights thereunder shall be ineffective.

(f)  Other Limitations. If the employment of a Grantee is terminated by the Company or any of its subsidiaries for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards, as determined by the Company, all rights under the Stock Unit shall terminate on the date of such termination of employment.

(g)  No Dividends or Dividend Equivalents. No dividends or dividend equivalents will be paid with respect to Stock Units.

(h)  Delay in Payment. Notwithstanding anything to the contrary contained in this Section 11, so long as a payment with respect to a Stock Unit constitutes “non-qualified deferred compensation” for purposes of Section 409A of the Code, no payment will be made with respect to any Stock Unit granted to any person who, on the Settlement Date, is a “specified employee” of the Company or its subsidiaries (within the meaning of Section 409A(a)(2)(B)(i) of the Code and as determined by the Committee) on account of such Grantee’s Employment Termination Date until the date which is six months after the Settlement Date (or, if earlier than the end of such six-month period, the date of such Grantee’s death). In lieu of designating specified employees for purposes of Section 409A of the Code, the Board in its discretion may identify all employees of the Company and its subsidiaries as “specified employees” for purposes of this provision. The provisions of this Section 11(h) will not apply to payments pursuant to a Stock Unit that occur pursuant to a Change in Control (as defined in Section 12(c) below) or in connection with the dissolution of the Company.

12. Changes in Capitalization, Dissolutions and Change In Control.

(a)  Changes in Capitalization. In the event of a change in the outstanding stock of the Company (including but not limited to changes in either the number of shares or the value of shares) by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of shares, other securities or other property, but not including regular cash dividends), extraordinary cash dividend, recapitalization, merger in which the stockholders of the Company immediately prior to the merger continue to own a majority of the voting securities of the successor entity immediately after the merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, or other similar corporate transaction or event, if the Committee shall determine in its sole discretion that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the aggregate number and/or class of Shares available under the Plan (including for this purpose the number of Shares available for issuance under the Plan or limit under Section 6(b) or in the number, class and/or price of Shares subject to outstanding Options and/or Awards), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan. A participant holding an outstanding award has a legal right to an adjustment that preserves without enlarging the value of such award, with the terms and manner of such adjustment to be determined by the Committee.

(b)  Dissolution. Notwithstanding any other provision of this Plan or any Award Agreement entered into pursuant to the Plan, to the extent permitted by applicable law, upon a dissolution of the Company: (i) all Options and SARs then outstanding under the Plan shall become fully exercisable as of the effective date of the dissolution; and (ii) all Conditions of all Stock Grants and Stock Units then outstanding shall be deemed satisfied as of the effective date of the dissolution. In addition, the Board may in its discretion cancel all or any portion of a Grantee’s then outstanding Options, SARs and Stock Units, and in consideration of such cancellation, shall cause to be paid to such Grantee pursuant to the plan of dissolution, an amount in cash equal to the difference between the value of the per Share consideration (as determined by the Board) received by the stockholders of the Company for a Share under the plan of dissolution and any applicable exercise price. Options, SARs and Stock Units not exercised or cancelled prior to or upon a dissolution shall be terminated.

(c)  Change in Control. In the event of a Change in Control as defined below, the Board (as constituted immediately prior to the effectiveness of such Change in Control) may in its discretion make such arrangements as it determines appropriate for each type of Award, including: (i) with respect to each outstanding Option, SAR and Stock Unit (A) to cause Awards to be exchanged or converted into substitute awards with respect to securities of any successor entity having an equivalent value as the original Awards to be converted, or (B) to provide that Awards shall become exercisable in full upon the effectiveness of the Change in Control, or (C) to cancel all or any portion of such Award and in consideration of such cancellation, shall cause to be paid to the Grantee upon the effectiveness of such Change in Control, an amount equal to the difference between the value of the per Share consideration (as determined by the Board) received by the stockholders of the Company in the Change in Control and any applicable exercise price; and (ii) with respect to outstanding Stock Grants which are not fully vested and are subject solely to continuous service Conditions, (A) to cause each Stock Grant to be exchanged or converted into a stock grant covering securities of any successor entity having an equivalent value to the unvested portion of the Stock Grant to be converted, or (B) to provide that all such Conditions to which such Stock Grants are subject are satisfied; and (iii) with respect to Stock Grants which are not fully vested and are subject to Performance Conditions, (A) to cause each such Stock Grant to be exchanged or converted into a stock grant covering securities of the successor entity having an equivalent value to the unvested portion of the Stock Grant and to amend the applicable Performance Conditions as appropriate, including by converting such Performance Conditions to continuous service Conditions, or (B) to provide that all such Conditions to which such Stock Grant is subject are satisfied or waived.

For the purpose of this Section 12(c), a “Change in Control” shall mean:

(i)  The acquisition (other than from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of the Company) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; or

(ii)  Individuals who, as of September 18, 2007, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to such date whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such person whose initial assumption of office as a member of the Board occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents; or

(iii)  Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless immediately following such Business Combination, persons and entities who were the beneficial owners of at least 50% of the outstanding stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power entitled to vote generally in the election of directors of the corporation resulting from such Business Combination.

(d)  No Constraint on Corporate Action. Nothing in the Plan shall be construed (i) to limit or impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, or to merge or consolidate, dissolve or sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 15, to limit the right or power of the Company or any subsidiary to take any action which such entity deems to be necessary or appropriate.

(e)  Limitation on Adjustments under Section 162(m). Notwithstanding anything to the contrary in this Section 12, no adjustments shall be made under this Section 12 with respect to an Award to an employee covered under Section 162(m) of the Code to the extent such adjustment would cause an Award intended to qualify as “performance-based compensation” under that Section of the Code to fail to so qualify.

13.  Stockholder Approval. The Plan is subject to the approval by the affirmative vote of a majority of the Shares present in person or represented by proxy at a duly held meeting of the stockholders of the Company within twelve months after the date of the adoption of the Plan by the Board (the date of which approval is the “Effective Date”). No Award granted under the Plan shall vest or be exercisable prior to the Effective Date. If the Effective Date shall not occur on or before September 18, 2008, the Plan and all then outstanding Awards made hereunder shall automatically terminate and be of no further force and effect.

14.  Term of Plan. The Plan, if approved by the Company’s stockholders, will be effective September 18, 2007. The Plan shall terminate on September 17, 2017 and no Awards shall be granted after such date, provided that the Board may at any time terminate the Plan prior thereto. Except as provided in Section 12, the termination of the Plan shall not affect the rights of Grantees under Awards previously granted to them and all Awards shall continue in full force and effect after termination of the Plan, except as such Awards may lapse or be terminated by the terms of the Plan or the Award Agreement.

15.  Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the forms of Award Agreements) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without approval by the affirmative vote of a majority of the Shares present in person or represented by proxy at a duly held meeting of the stockholders of the Company, (i) increase the maximum number of Shares which in the aggregate are subject to Awards or which may be granted pursuant to Options under the Plan (except as provided by Section 12), (ii) extend the term of the Plan or the period during which Awards may be granted or exercised, (iii) reduce the Option or SAR exercise price below 100% (110% in the case of an ISO granted to a 10% Holder) of the Fair Market Value of the Shares issuable upon exercise of the Option or to which the SAR relates, as applicable, at the time of the grant, other than to change the manner of determining the Fair Market Value thereof (consistent with the rules under Section 409A of the Code), (iv) except as provided by Section 12, increase the maximum number of Shares for which an employee may be granted an Award during any calendar year under the Plan pursuant to Section 6(b), (v) materially increase the benefits accruing to participants under the Plan, (vi) change the designation or class of employees eligible to receive Awards under the Plan, or (vii) with respect to Options which are intended to qualify as ISOs, amend the Plan in any respect which would cause such Options to no longer qualify for ISO treatment pursuant to the Code. No amendment of the Plan shall, without the consent of the Grantee, adversely affect the rights of such Grantee under any outstanding Award Agreement.

The Plan is intended to comply with the requirements of Section 409A of the Code, without triggering the imposition of any tax penalty thereunder. To the extent necessary or advisable, the Board may amend the Plan or any Award Agreement to delete any conflicting provision and to add such other provisions as are required to fully comply with the applicable provisions of Section 409A of the Code and any other legislative or regulatory requirements applicable to the Plan.

16.  Taxes. The Company may make such provisions as it deems appropriate for the withholding of any income, employment or other taxes which it determines is required in connection with any Award made under the Plan, including requiring the Grantee to make a cash payment to the Company equal to the Company’s tax withholding obligation or deducting such amount from any payment of any kind otherwise due to the Grantee. The Company may further require notification from the Grantee upon any disposition of Shares acquired pursuant to the exercise of Options granted hereunder.

17.  Code References and Definitions. Whenever reference is made in the Plan to a Section of the Code, the reference shall be to such section as it is now in force or as it may hereafter be amended. The term “subsidiary” shall have the meaning given to the term “subsidiary corporation” by Section 424(f) of the Code. The terms “Incentive Stock Option” and “ISO” shall have the meanings given to them by Section 422 of the Code. The term “10% Holder” shall mean any person who, for purposes of Section 422 of the Code, beneficially owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary of the Company. The term “Grantee” means the holder of an Option, an SAR, a Stock Grant or a Stock Unit granted hereunder. The term “Award Agreement” as used herein means an Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

BENIHANA INC.

Class A Stock

Proxy - For the Annual Meeting of Stockholders – November 2, 2007.

This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Norman Becker, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 2, 2007 at 10:30 a.m. at the Marriott Doral Golf Resort and Spa, 4400 NW 87th Avenue, Miami, Florida 33178, and any adjournment thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of the nominee of the Board of Directors, FOR the adoption of the 2007 Equity Incentive Plan, and FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

For each proposal, mark one box in blue or black ink as indicated:

Election of Class III Director:
Joel A. Schwartz	FOR the nominee listed at left	WITHHOLD AUTHORITY to vote for the nominee listed at left

Adoption of the 2007 Equity Incentive Plan

FOR	AGAINST	ABSTAIN

Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm

FOR	AGAINST	ABSTAIN

Please sign here exactly as your name(s) appear(s) on this Proxy.

Date:                                              , 2007

_______________________________________________

(Signature)

_______________________________________________

(Signature)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is partnership, please sign in partnership name by authorized person.

BENIHANA INC.

Common Stock

Proxy - For the Annual Meeting of Stockholders – November 2, 2007.

This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Norman Becker, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 2, 2007 at 10:30 a.m. at the Marriott Doral Golf Resort and Spa, 4400 NW 87th Avenue, Miami, Florida 33178, and any adjournments thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of the nominees of the Board of Directors, FOR the adoption of the 2007 Equity Incentive Plan, and FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

For each proposal, mark one box in blue or black ink as indicated: [ X ]

Election of Class III Directors:
Lewis Jaffe, and Richard C. Stockinger	FOR each of the nominees listed at left (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees listed at left

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

_______________________________________________

Adoption of the 2007 Equity Incentive Plan

FOR	AGAINST	ABSTAIN

Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm

FOR	AGAINST	ABSTAIN

Please sign here exactly as your name(s) appear(s) on this Proxy.

Date:                                              , 2007

_______________________________________________

(Signature)

_______________________________________________

(Signature)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is partnership, please sign in partnership name by authorized person.